UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Mannatech, Incorporated

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COPPELL, TEXAS

April 28, 2006

Dear Shareholder:

This letter extends to you a personal invitation to join us at our 2006 Annual Shareholders’ Meeting on Monday, June 12, 2006, at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas.

At this year’s meeting, you will vote on the election of 3 Class I Directors and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

We have enclosed with this letter an official notice of our 2006 Annual Shareholders’ Meeting and proxy statement, which contains further information about the items to be voted on and information about the meeting itself including:

•	a description of the matters to be considered and acted on at our 2006 Annual Shareholders’ Meeting;

•	our 2005 annual shareholders’ packet; and

•	a proxy-voting card and pre-addressed envelope that instructs you on how to cast your vote. (Please carefully review the enclosed voting instructions since the voting instructions are different depending on whether your shares are held directly or through a broker.)

REMEMBER regardless of the number of shares that you hold, your vote is very important to our business and to us. Whether or not you plan to attend our Annual Shareholders’ Meeting, we urge you to sign and return your proxy-voting card or use the telephone or Internet to cast your vote prior to the meeting so that your shares will be represented and voted at our meeting.

We want to also take the time to say thank you for your ongoing support and we hope to see you at our 2006 Annual Shareholders’ Meeting.

Sincerely,

Samuel L. Caster
Chairman of the Board and Chief Executive Officer

MANNATECH, INCORPORATED

NOTICE OF OUR 2006 ANNUAL SHAREHOLDERS’ MEETING

TO BE HELD ON JUNE 12, 2006

TO THE SHAREHOLDERS OF

MANNATECH, INCORPORATED,

The 2006 Annual Shareholders’ Meeting of Mannatech, Incorporated will be held at the Grapevine Convention Center, located at 1209 South Main Street, Grapevine, Texas, on Monday, June 12, 2006, at 9:00 a.m., Central Daylight Time, for the following purposes:

•	Proposal 1—To elect Messrs. Gerald E. Gilbert, Marlin Ray Robbins, and Larry A. Jobe as Class I Directors.

•	Proposal 2—To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2006.

•	To act upon such other matters as may properly come before our annual meeting.

Our Board of Directors have set the close of business on May 4, 2006 as the record date for the determination of shareholders entitled to receive notice of and to vote at our 2006 Annual Shareholders’ Meeting or any adjournment(s) thereof.

By order of our Board of Directors,

Samuel L. Caster
Chairman of the Board and Chief Executive Officer

Coppell, Texas

April 28, 2006

IMPORTANT

Whether or not you expect to attend our 2006 Annual Shareholders’ Meeting, we strongly urge you to cast your vote on the Internet, by telephone, or by mailing in your proxy-voting card prior to our meeting on June 12, 2006, to help ensure the presence of a quorum for our meeting and to save the expense and extra work of additional solicitation. If you vote by telephone or the Internet, you DO NOT need to mail your proxy-voting card. Voting by proxy by any method prior to the meeting will not prevent you from attending our 2006 Annual Shareholders’ Meeting or revoking your prior vote and voting at our 2006 Annual Shareholders’ Meeting.

We urge you to please read all of the instructions in your proxy information packet. The instructions, Internet addresses, telephone numbers, and mailing addresses are DIFFERENT depending on whether you have direct or beneficial ownership of your shares. To cast your vote using the enclosed proxy-voting card, simply complete the proxy-voting card, sign, date, and return the card in the pre-addressed envelope contained in your proxy information packet. To vote your shares other than by mailing in your proxy-voting card, you must use the control number printed in the box on your proxy-voting card contained in your packet. The control number on your proxy card is your personal code to access the telephone and Internet voting systems.

1.	To vote using the Internet, log onto the website designated on your proxy-voting card and follow the instructions.

2.	To vote using a touch-tone telephone, call the telephone number on your proxy-voting card and follow the instructions.

MANNATECH, INCORPORATED

600 South Royal Lane, Suite 200

Coppell, Texas 75019

PROXY STATEMENT FOR OUR 2006 ANNUAL SHAREHOLDERS’ MEETIN G

TO BE HELD ON JUNE 12, 2006

General Information

Our Board of Directors is soliciting the enclosed proxy for use at our 2006 Annual Shareholders’ Meeting to be held on June 12, 2006 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center at 1209 South Main Street, Grapevine, Texas. This proxy statement along with our 2006 annual shareholders’ report and a proxy-voting card are being mailed or delivered on or about May 12, 2006 to shareholders of record owning our common stock on the close of business on May 4, 2006. The list of frequently asked questions is attached to this proxy statement as Appendix A. Unless otherwise stated, all references in this proxy statement to “Mannatech,” the “Company,” “us,” “our,” or “we” are to Mannatech, Incorporated, a Texas corporation.

Shareholders Entitled to Vote

Shareholders who owned our common stock as of the close of business on May 4, 2006, the record date, are called “shareholders of record” and are entitled to vote at our 2006 Annual Shareholders’ Meeting. As of April 3, 2006, we had 26,840,899 outstanding shares of our common stock, $0.0001 par value, which is our only class of outstanding voting securities. As of April 3, 2006, we had approximately 4,000 shareholders that held their common stock directly and approximately 13,000 beneficial shareholders who held their stock through approximately 160 brokers who represent approximately 70% of our total common stock outstanding. Each share of our common stock entitles a shareholder to one vote. A complete list of direct shareholders entitled to vote at our 2006 Annual Shareholders’ Meeting will be available for examination by shareholders for purposes pertaining to our 2006 Annual Shareholders’ Meeting at our corporate headquarters in Coppell, Texas during normal business hours from May 27, 2006 until June 8, 2006. The shareholder list will also be available for review prior to and during our 2006 Annual Shareholders’ Meeting to be held on June 12th, 2006. A shareholder who wants to examine the list prior to our Annual Shareholders’ Meeting should arrange an appointment by contacting our Investor Relations department at (972) 471-6512.

Voting by Proxy

Properly executed votes by proxy received prior to our 2006 Annual Shareholders’ Meeting or at our Annual Shareholders’ Meeting on June 12, 2006 or at any adjournment(s) or postponement(s) will be counted by Computershare, our transfer agent. If a shareholder specifies how their proxy-vote is to be cast on any business to come before the meeting, such proxy-vote will be voted in accordance with such specifications. If no specification is made, the shareholder’s vote by proxy will be voted “FOR” on each of our 2 proposals as consistent with the recommendation by our Board of Directors. A shareholder may revoke, at any time prior to our Annual Shareholders’ Meeting, their executed vote by proxy by submitting a revised vote by proxy bearing a later date. Attendance at our 2006 Annual Shareholders’ Meeting without voting by ballot will not revoke a shareholder’s previously submitted vote by proxy.

Direct Ownership

For the purpose of determining how to vote your shares at our 2006 Annual Shareholders’ Meeting, you are deemed to have “direct ownership” over your Mannatech shares if you hold your original stock certificates directly in your name. This is typically evidenced by your receipt of all of our mailings directly from either us or from our transfer agent, Computershare.

Beneficial Ownership

For the purposes of determining how to vote your shares at our 2006 Annual Shareholders’ Meeting, you are deemed to have “beneficial ownership” over your Mannatech shares if you 1) previously deposited your stock certificates with a broker; 2) purchased your shares directly through a broker; or 3) sent your stock certificates to a broker to be deposited into your brokerage account. Beneficial ownership is typically evidenced by a shareholder receiving all of our mailings from either their broker or through their broker’s solicitor, which is usually ADP Proxy Services. As a beneficial owner, a shareholder owns their shares, but our transfer agent does not have access to any list of individual shareholders’ names from the various brokers. The only information our transfer agent has concerning shareholders who own stock through a broker is the broker’s name, the aggregate total number of shares held by each broker on behalf of their clients, and the aggregate number of votes cast for any of our proposals.

WE CAUTION OUR SHAREHOLDERS THAT each brokerage firm has a unique set of voting instructions which may differ from the instructions provided by our transfer agent. As a result, a shareholder should always read all the information provided in each of the proxy information packet(s) received and follow the specific voting instructions enclosed in each packet with respect to applicable telephone numbers, Internet addresses, mailing addresses, and attending or voting at our Annual Shareholders’ Meeting.

If a shareholder receives more than one proxy information packet, such shareholder’s shares are registered in more than one account. Again, remember that each proxy information packet may have different voting instructions, account or control numbers, mailing addresses, Internet addresses, and telephone numbers. As a result, each shareholder should be cautioned to use only the set of voting instructions, account and control numbers, addresses, and telephone numbers provided in each of their proxy information packet to ensure their vote for all of their shares are properly included in the tabulation of votes for our meeting.

Beneficial shareholders are also instructed to read their proxy-voting card instructions given to them by their brokers or their brokers’ solicitors prior to our meeting in order to obtain instructions on how to attend and vote at our 2006 Annual Shareholders’ Meeting. If a beneficial shareholder does not follow their specific brokers’ instructions, our transfer agent is not allowed to count such beneficial shareholder’s vote by ballot at our Annual Shareholders’ Meeting.

Tabulating the Votes

Representatives from our transfer agent, Computershare, are responsible for tabulating all of the votes for our 2006 Annual Shareholders’ Meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding as of May 4, 2006, our record date, is necessary to have a quorum for our 2006 Annual Shareholders’ Meeting. Abstentions and broker “non-votes,” if any, will be counted as present for purposes of determining a quorum for our 2006 Annual Shareholders’ Meeting. A broker “non-vote” occurs when brokers do not receive a properly executed proxy and, therefore, have not been given discretionary power to vote their shares on behalf of the beneficial holders thereof. If a proxy-voting card is received by the broker or their solicitor and is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will automatically be counted as a vote “FOR” each of the proposals.

For Proposal 1 – the 3 nominees receiving the highest number of “FOR” votes from the shares present in-person or represented by proxy-votes at our 2006 Annual Shareholders’ Meeting will be elected as our 3 Class I Directors. The shares represented by your enclosed proxy-voting card will be voted “FOR” all of the nominees unless you specify differently. To specify differently, the shareholder must check the “WITHHOLD” box. If the shareholder checks the “WITHHOLD” box, the shareholder’s vote will be considered a vote against the named nominee. Because Proposal 1 is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 1.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at our 2006 Annual Shareholders’ Meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot, the shareholder will need to check the “WITHHOLD” box for each of the nominees they wish to vote against in the space provided. The shareholder is allowed to write-in only as many nominees as the shareholder has voted against. For example, if there are a total of 3 nominees listed on the ballot and the shareholder wishes to withhold their vote for 2 of the 3 nominees, the shareholder should list the names of the two nominees for whom the vote is withheld and write-in up to 2 additional names for nominees to our Board of Directors.

For Proposal 2 – the ratification of the appointment of our independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires a “FOR” vote from a majority of shares present or represented by proxy votes entitled to vote at our 2006 Annual Shareholder’s Meeting. “ABSTENTIONS” will be counted as a vote “against” the appointment of our independent registered public accounting firm. Because Proposal 2 is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 2.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.)

Solicitation of Proxy-Votes

We may solicit proxy-votes through the mail, in person, and by telecommunications. We will bear all expenses in preparing, printing, and mailing the proxy materials to our shareholders.

Admission and Voting at Our Annual Shareholders’ Meeting

Voting at our 2006 Annual Shareholders’ Meeting is limited to shareholders of record having evidence of ownership as of the record date, May 4, 2006. If your shares are not held in your name, we may require you to show evidence of your ownership at our meeting. Evidence typically includes your proxy-voting card or your brokerage statement showing proof of stock ownership as of the close of business on May 4, 2006, such as your May 2006 brokerage statement or a printout of shares held at the close of May 4, 2006. At our meeting, shareholders will be given a ballot upon verification of stock ownership.

We will tape the meeting in its entirety and therefore we will not allow any other cameras or recording equipment in the meeting room. As a courtesy and as time permits, we will provide a brief question and answer period for our shareholders of record.

Direct shareholders will be given ballots upon verification of stock ownership. Remember that beneficial shareholders must obtain a power of attorney form or legal proxy from their brokers prior to the meeting in order for their votes by ballot to be counted since their brokers may have already reported their shares as “broker non-votes”. Prior to our June 12, 2006 meeting, beneficial shareholders are strongly urged to read their proxy-voting card instructions on how to vote at our Annual Shareholders’ Meeting. They should also contact their broker by the Friday prior to our Annual Shareholders’ Meeting, to ensure they obtain the proper paperwork in order to vote at our meeting. If the beneficial shareholder does not follow their broker’s instructions, our transfer agent will not count such shareholder’s vote by ballot at our Annual Shareholders’ Meeting. The instructions are usually located on the back of each proxy-voting card.

Shareholder Procedures for Nominating Board Members or Introducing Proposals

a) For our 2006 Annual Shareholders’ Meeting

For our 2006 Annual Shareholders’ Meeting, the deadline for recommending a nominee for nomination to our Board of Directors and for introducing proposals to be included in this proxy information package expired on December 31, 2005. A shareholder of record is prohibited from writing in nominees for our Board of Directors on their proxy-voting card. However, a shareholder of record may write-in nominees for our Board of Directors on their ballot at our 2006 Annual Shareholders’ Meeting by following the instructions outlined above on page 3, under the heading “Tabulating the Votes.” We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Subject and pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, as amended, we have not been given notice of any shareholder proposals intended to be presented at our 2006 Annual Shareholders’ Meeting without inclusion in our proxy statement. Because we did not receive notice of any shareholder proposals intended to be presented at our 2006 Annual Shareholders’ Meeting by March 15, 2006, your properly executed proxy card will confer discretionary authority on the holder of your proxy to vote your shares, in the manner the holder so chooses, on any such shareholder proposals presented at our 2006 Annual Shareholders’ Meeting. Our Board of Directors reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. We also did not receive any nominees for Directors from shareholders for our 2006 Annual Shareholders’ Meeting.

b) For our 2007 Annual Shareholders’ Meeting

Under our Fourth Amended and Restated Bylaws, dated August 8, 2001, the Nominating and Governance Committee of our Board of Directors recommends all candidates for nomination to our Board of Directors. If a shareholder would like our Nominating and Governance Committee to consider specific candidates for nomination to our Board of Directors, a shareholder should deliver written notice to our Chief Financial Officer at our United States corporate headquarters, located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019, or fax (972) 471-5848. Written notice of such proposed candidates for Director should be delivered no later than December 31, 2006 to allow our Board of Directors time to consider such persons for nomination at our 2007 Annual Shareholders’ Meeting. The written notice should include the candidates’ full name, age, biographical background, and qualifications. Our Chief Financial Officer is required to forward all written notices received to our Nominating and Governance Committee. Our Nominating and Governance Committee consists of three independent Directors who review each proposed candidate and submits a recommended list of proposed candidates to our Board of Directors. Our Board of Directors then approves a list of proposed candidates, which are the only nominees that are listed on our ballot, the proxy-voting card, and our proxy statement on Schedule 14A. We expect to file our 2007 proxy statement with the United States Securities and Exchange Commission on or before April 30, 2007.

Proposals by shareholders that comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934 and are intended to be presented at our 2007 Annual Shareholders’ Meeting must be delivered in writing to our Chief Financial Officer at our United States corporate offices, on or before December 29, 2006, in order to be eligible for inclusion in our 2007 proxy statement and proxy-voting card.

Subject to and pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, if a shareholder proposal is intended to be presented at our 2007 Annual Shareholders’ Meeting without inclusion in our 2007 proxy statement, and notice of such proposal is not submitted in writing to our Chief Financial Officer by March 28, 2007, then with regard to any such shareholder proposals, a properly executed proxy card for our 2007 Annual Shareholders’ Meeting will confer discretionary authority on the holder of a shareholder’s proxy to vote such shareholder’s shares in the manner the proxy holder so chooses. However, our Board of Directors reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of our Fourth Amended and Restated Bylaws, dated August 8, 2001, is published on our corporate website or may be obtained upon written request to our Chief Legal Officer, Ms. Bettina Simon, at our United States headquarters located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. In addition, our Bylaws were furnished as Exhibit 99.1 of our Form 8-K filed with the United States Securities and Exchange Commission on August 22, 2001.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Fourth Amended and Restated Bylaws provide for a classified Board of Directors, divided into 3 staggered classes – I, II, and III. The terms of office for each of these classes are scheduled to expire on the dates of our Annual Shareholders’ Meeting in 2006, 2007, and 2008, respectively. At our 2006 Annual Shareholders’ Meeting, all of our Class I Directors are up for election.

Nominees. The 3 Class I Director nominees to be elected at our 2006 Annual Shareholders’ Meeting are Messrs. Gerald E. Gilbert, Marlin Ray Robbins, and Larry A. Jobe. Once elected, each of our Class I Directors’ terms will expire on the earlier of the date of our 2009 Annual Shareholders’ Meeting or the date of such Director’s disqualification, resignation, death, or removal.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES. A “FOR” VOTE ON A PROXY OR BALLOT WILL BE SO VOTED UNLESS A CONTRARY VOTE IS INDICATED BY THE SHAREHOLDER. DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF OUR COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT OUR MEETING.)

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholder ratification of the selection of our independent registered public accounting firm is not required by our Articles of Incorporation or Bylaws, as amended, or other applicable legal requirements. However, our Board of Directors, as a matter of good corporate governance, has always sought shareholder ratification of the appointment of our independent registered public accounting firm. For the fiscal year ending December 31, 2006, our Board is seeking shareholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Our Audit Committee appoints our independent registered public accounting firm on an annual basis. The decision is based on a number of factors including the scope of the audit, the independence of the auditors, the estimated audit fees, and any non-auditing services that are performed by the independent registered public accounting firm.

Representatives from Grant Thornton LLP will attend our 2006 Annual Shareholders’ Meeting and will have the opportunity to make statements, if they so desire. They will also be available to respond to any appropriate questions from our shareholders.

Pre-Approval Policies and Procedures

All services provided by our independent registered public accounting firm must be preapproved by our Audit Committee. The non-audit services, specified in Section 10-A(g) of the Securities Exchange Act of 1934, may not be provided by our independent registered public accounting firm.

Each year, the approval of the estimated annual audit, audit-related services, and routine tax services takes place at an Audit Committee meeting. In addition, during the course of the year, requests for unforeseen or additional allowable services to be provided by our independent registered public accounting firm must be preapproved by our Audit Committee, except for those qualifying for the “de minimis exception.” The de minimis exception provides that the pre-approval requirements for certain non-audit services may be waived if:

•	the aggregate amount of such non-audit services provided constitutes not more than 5% of the total fees paid to our independent registered public accounting firm in the calendar year that such non-audit services are provided;

•	such services were recognized as non-audit services at the time they were provided; and

•	such services are promptly brought to the attention of our Audit Committee.

Our Audit Committee may delegate to its Chairman the authority to grant preapprovals. In such event, the decisions of the Chairman of the Audit Committee regarding preapprovals will then be presented to our full Audit Committee at the next scheduled meeting.

Our independent registered public accounting firm provides a revised estimate for the year, by project, for all planned and approved services to our Chief Financial Officer prior to each regularly scheduled Audit Committee meeting. The revised estimate is then reviewed at our Audit Committee meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as our independent registered public accounting firm during our fiscal year ended December 31, 2004, and also performed a quarterly review with respect to our first quarter ended March 31, 2005. On April 27, 2005, our Audit Committee approved the dismissal of PricewaterhouseCoopers LLP, which was effective on May 13, 2005. On May 13, 2005, our Audit Committee appointed Grant Thornton LLP as our independent registered public accounting firm.

The report of PricewaterhouseCoopers LLP related to our consolidated financial statements for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principle. During the year ended December 31, 2004 and through May 13, 2005, we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference thereto in its report on our consolidated financial statements.

During the year ended December 31, 2004 and through April 27, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

For the year ended December 31, 2004 and 2005, we were billed the following fees by our former independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal year ended December 31, as follows:

Type of Service	2004	2005
	(in thousands)
Audit Fees, including the audit of our consolidated financial statements and annual report on Form 10-K, assessment of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of our quarterly financial statements and quarterly reports filed on Form 10-Q, and international statutory audits.	$1,342	$251
Audit-Related Fees, including professional services rendered in connection with Sarbanes-Oxley 404 readiness assistance.	63	—
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation.	94	—
All Other Fees, related to all other services including expatriation issues and miscellaneous consulting and advisory services.	95	253

Total Fees	$1,594	$494

The “de minimis exception” described above was not used for any fees paid to PricewaterhouseCoopers LLP in 2004 and 2005. All fees were pre-approved by our Audit Committee. As of April 28, 2005, we were advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of its firm, had any direct or indirect financial interest in any capacity in our Company. The members of our Audit Committee believe the payment of all fees set forth above did not prohibit PricewaterhouseCoopers LLP from maintaining their independence.

We did not incur any fees with Grant Thornton LLP during 2004. For the year ended December 31, 2005, the following fees were billed to us by our current independent registered public accounting firm, Grant Thornton LLP, for the fiscal year ended December 31, as follows:

Type of Service	2005
(in thousands)
Audit Fees, including the audit of our consolidated financial statements and annual report on Form 10-K, assessment of our internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of our quarterly financial statements and quarterly reports filed on Form 10-Q, and international statutory audits.	$332
Audit-Related Fees, including professional services rendered in connection with Sarbanes-Oxley 404 readiness assistance.	337
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation.	—
All Other Fees, related to all other services including expatriation issues, and miscellaneous consulting and advisory services.	2

Total Fees	$671

The “de minimis exception” was not used for any fees paid to Grant Thornton LLP in 2005. All fees were pre-approved by our Audit Committee. We were advised by Grant Thornton LLP that neither the firm, nor any member of its firm, had any direct or indirect financial interest in any capacity in our Company. The members of our Audit Committee believe the payment of all fees set forth above does not prohibit Grant Thornton LLP from maintaining their independence.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006. A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP BY PROXY OR BALLOT WILL BE SO VOTED UNLESS A CONTRARY VOTE IS INDICATED BY THE SHAREHOLDER. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHAREHOLDERS OF OUR COMMON STOCK REPRESENTED IN-PERSON OR BY PROXY IS REQUIRED TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS.)

SUMMARY OF ALL DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our Executive Officers and Directors, including their ages as of April 1, 2006:

Name	Age	Position
Samuel L. Caster	55	Chairman of the Board and Chief Executive Officer
Terry L. Persinger	61	President, Chief Operating Officer, and Director
Stephen D. Fenstermacher	53	Senior Vice President of Accounting and Chief Financial Officer
John W. Price	62	President of International Operations
Bettina S. Simon	56	Senior Vice President, Chief Legal Officer, and Corporate Secretary
Cynthia L. Tysinger	48	Senior Vice President and Chief Information Officer
Steven W. Lemme	50	Senior Vice President of Sales and Marketing
Robert A. Sinnott M.N.S., Ph.D.	41	Vice President of Research & Product Development and Chief Science Officer
Dr. Stephen Boyd	65	Senior Medical Director
J. Stanley Fredrick	67	Lead Director
John S. Axford, DSc, MD, FRCP	52	Independent Director
Gerald E. Gilbert	72	Independent Director
Larry A. Jobe	66	Independent Director
Alan D. Kennedy	75	Independent Director
Marlin Ray Robbins	60	Director
Patricia A. Wier	68	Independent Director

The following biographical information about our Directors and Executive Officers listed above is in alphabetical order:

John Stewart Axford, DSc, MD, FRCP has served as a Class III Independent Director since 2002. His current term as Director expires in 2008. Since 1999, Dr. Axford has served as the President of the Royal Society of Medicine, Section of Clinical Immunology and Allergy and has performed certain clinical studies and research for us. Dr. Axford has been a member of the Faculty at St. George’s Hospital Medical School, University of London since 1990, and is serving as Senior Lecturer in Rheumatology, as well as a Consultant and Reader in Rheumatology and Clinical Immunology since 1998, and in October 2005 he was elected as Chair of Clinical Rheumatology. Dr. Axford also serves on the editorial Boards of three medical journals and on numerous medical and health related committees. He has lectured extensively throughout the United States, the United Kingdom, Europe, Australia, and Asia and has authored and co-authored over 50 published peer-reviewed scientific papers, over 100 published abstracts and letters and two best-selling medical textbooks. Dr. Axford is actively involved with research in Rheumatology and served as Chairman of the Royal Society of Medicine Conference, Glycobiology and Medicine, held in London, in 2000. Dr. Axford received a Bachelor of Medicine degree and Bachelor of Surgery degree from University College in London, England. In 1989, he was chosen as a Fulbright Scholar and performed research in various areas of immunology at Tuft’s University in Boston, Massachusetts. In 1990, Dr. Axford completed his research thesis in arthritic diseases and in 1991was awarded his M.D. with a Specialist Accreditation in Rheumatology and Immunology. Currently, Dr. Axford is the principal investigator for 2 three-year clinical trials funded by us at St. George’s Hospital.

Stephen Boyd MD, Ph.D. joined Mannatech in 1997 and currently serves as our Senior Medical Director with responsibility for certain medical research programs, liaison with health professionals and product safety monitoring. Dr. Boyd completed his BS and Ph.D. degrees in Chemistry at the University of Glasgow, Scotland. Following completion of a post-Doctoral Research Fellowship in thermodynamics at the State University of New York, New York. Dr. Boyd spent four years as a research chemist and head of analytical services at Dunlop Research Centre in Canada. In 1974, Dr. Boyd graduated with an MD degree from the University of Toronto, Canada, followed by training in family medicine. He was recruited in 1978 as Medical Director for Ortho Pharmaceuticals, Canada. Dr. Boyd has spent fifteen years in medical practice as a family physician, both in Canada and the United States. Since 1992, he has been involved in the research and development of naturally occurring compounds as therapeutics and nutritional supplements with particular emphasis on carbohydrates and glyconutrients. Dr. Boyd is currently a member of the American Academy of Family Physicians, the Texas Academy of Family Physicians, the American Medical Association and the American Academy of Wound Management. As a result of his research in wound healing and wound management, he received Board Certification by the American Academy of Wound Management in 1998. In April 2001, at the general meeting of the society in London, England, Dr. Boyd was elected a Fellow of The Royal Society of Medicine.

Samuel L. Caster co-founded Mannatech and as of April 1, 2006, directly owned 20.4% of our common stock. He served as our President and as a Director on our Board of Directors from November 1993 until his resignation on March 31, 2000. From June 1, 2000 through March 4, 2002, Mr. Caster provided various consulting services to us related to our associates’ needs and developed our global associate career and compensation plan. In August 2000, Mr. Caster was reappointed to serve as a Class II Director on our Board of Directors. From June 4, 2001 to March 4, 2002, he served as Co-Chairman of our Board of Directors and since March 5, 2002, has served as our Chairman of the Board. Mr. Caster’s current term as Director expires in 2007. On April 15, 2003, Mr. Caster was elected as our Chief Executive Officer. He has over 25 years of experience with various network-marketing and direct selling companies. In 1999, Mr. Caster co-founded MannaRelief, a non-profit international ministry formed to help supply food supplements to at-risk children by working with other ministries, non-profit organizations, and missionaries throughout the world. Mr. Caster is the brother-in-law of Mr. Donald Herndon, who serves as our Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Terry Persinger, who serves as our President and Chief Operating Officer and is also a Board member.

Stephen D. Fenstermacher joined Mannatech in November 1998 to serve as our Vice President of Accounting and Controller. In October 1999, Mr. Fenstermacher was named Senior Vice President and Chief Financial Officer. Prior to joining Mannatech, Mr. Fenstermacher was a consultant for Kibel, Green, Issa, Inc., a crisis management firm specializing in turnaround strategy and consulting. From April 1995 to October 1997, he served as Executive Vice President and Chief Financial Officer for The Johnny Rockets Group, Inc., a corporate and franchise restaurant chain. From 1991 to 1995, Mr. Fenstermacher served as Chief Executive Officer and Chief Financial Officer for On the Border Cafes, Inc. He was instrumental in working on its acquisition by Brinker International, Inc. (NYSE symbol EAT). Mr. Fenstermacher received a B.A. degree in Government with a minor in Life Sciences from the University of Notre Dame in Notre Dame, Indiana, and received an M.B.A. degree in Finance and Accounting from the University of Pittsburgh, in Pittsburgh, Pennsylvania.

J. Stanley Fredrick has served as a Class II Director on our Board of Directors since September 2001 and as of April 1, 2005, owned 11.7% of our common stock. In November 2003, Mr. Fredrick was elected to serve as the Lead Director for our Board of Directors. His current term as Director expires in 2007. Mr. Fredrick currently is the owner of Fredrick Consulting Services, which provides consulting services to the direct selling industry. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, which is a boutique bank that provides certain financial resources to its customers. Mr. Fredrick also serves on the Professional Bank Audit Committee and Compensation Committee. He co-founded Cameo Couture, Inc., which operated as Colesce Couture, a distributor of intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company and served as a consultant to the bank from 1994 until it was sold in 2000. Mr. Fredrick has been actively involved for over 30 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. He has served on the Direct Selling Association’s Board and various committees of their Board. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, served as Chairman of the Direct Selling Education Foundation. He has been inducted into the Direct Selling Association’s highest honor, the “Hall of Fame,” and into the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. degree in English from Central State University in Edmond, Oklahoma.

Gerald E. Gilbert has served as a Class I Independent Director since June 2003. Mr. Gilbert’s current term as Director expires in 2006. From 1968 until his retirement in December 2002, Mr. Gilbert practiced law with the international law firm of Hogan and Hartson L.L.P. His legal and business expertise includes international trade, national trade associations, and various areas of consumer products. From 1968 to 1999, Mr. Gilbert served as General Counsel to the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. Mr. Gilbert was the recipient of the “Hall of Fame Award,” which is the Direct Selling Association’s highest honor. He also served as General Counsel to the World Federation of Direct Selling Associations and the Tropical Forest Foundation. Mr. Gilbert served in the U.S. Naval Reserve from 1956 to 1992 and was promoted to Rear Admiral (Two Stars), the top ranking officer in the Naval Reserve JAG Corps. During his distinguished military service, Mr. Gilbert received numerous awards, including the “Legion of Merit”. He is also a Past National President of the Federal Bar Association. He received a B.A. from Denison University in Granville, Ohio and a Juris Doctor from the University of Virginia School of Law in Charlottesville, Virginia. Mr. Gilbert is a member of the State Bars of Virginia and the District of Columbia and is admitted to practice before the United States Supreme Court.

Larry A. Jobe was elected by our Board of Directors on January 4, 2006 to serve as a Class I Independent Director to replace Donald A. Buchholz who resigned on January 4, 2006. Mr. Jobe serves as Chairman of Legal Network, Ltd., a firm he founded in 1993 that provides staffing and litigation support to law firms and corporate legal departments. He also currently serves as President and founder of P 1 Resources, LLC, which has provided engineering and light industrial staffing services to the construction industry since 1994. From 1991 to 1994, Mr. Jobe was Chairman and founder of Mitchell Jobe & Company, a provider of professional staffing services for government and industry. From 1973 to 1991, he served in various capacities, including member of the Executive Committee and Chairman of the Strategic Planning Committee, with the accounting firm Grant Thornton LLP. In 1969, he was appointed by United States President Richard Nixon to serve as the Assistant Secretary of Commerce for Administration at the United States Commerce Department. Mr. Jobe currently serves as the Chairman of Independent Bank of Texas, and Chairman of the Audit Committee for U.S. Home Systems, Inc. (NASDAQ symbol USHS). In addition, Mr. Jobe serves on the Audit Committee and Board of Directors of SWS Group, Inc., a Dallas-based New York Stock Exchange member. He is a Certified Public Accountant who received a B.B.A. degree from the University of North Texas in Denton, Texas. Mr. Jobe is also Chairman of the Board of Dallas Seminary Foundation and a Trustee of Grace Academy, the Eisenhower Institute, and the University of North Texas Foundation.

Alan D. Kennedy has served as a Class III Independent Director since June 2002. His current term as Director expires in 2008. Mr. Kennedy has over 30 years experience with various direct selling companies. From 1998 until his retirement in December 2001, he served as President Worldwide for Tupperware Corporation, (NYSE symbol TUP), a publicly-traded company that distributes and sells various products in over 100 countries, primarily through direct-selling channels. Since retiring, Mr. Kennedy continues to serve as a consultant to Tupperware. From 1989 to 1996, he served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc., (NASDAQ symbol NATR), a publicly-traded, network marketing company that manufactures and markets nutritional and personal care products worldwide. From 1986 to 1989, Mr. Kennedy provided various consulting services to several direct selling companies. From 1982 to 1986, he served as Vice President of Sales Development for Avon Products, Inc., (NYSE symbol AVP), a publicly-traded, multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing. He received a B.A. degree, with honors, in Economics from Colgate University in Hamilton, New York. His professional affiliations include serving as Chairman of the Direct Selling Association from 1995 to 1996 and serving as Chairman of the Direct Selling Educational Foundation from 1996 to 1997. In 2004, Mr. Kennedy was inducted into the Direct Selling Association’s highest honor, the “Hall of Fame.” He serves on the Board of the Direct Selling Educational Foundation and also serves on the Board of Regents for Mercersburg Academy, a private secondary school in Mercersburg, Pennsylvania.

Steven W. Lemme joined Mannatech in May 2003 to serve as Vice President of Sales and in November 2003 was promoted to Senior Vice President of Sales and Marketing. Mr. Lemme has also worked as one of our independent associates since 1996. From 1990 to 1996, he served as President for the H Window Company, a division of the Norwegian Company Spilka, which manufacturers windows and patio doors. From 1981until 1990, he served as Assistant to the President for Molex Incorporated (European Operations), (NASDAQ symbol MOLX), a publicly-traded company and one of the world’s leading international manufacturer of electrical components for the electronics industry. While at Molex, Mr. Lemme served in various positions in manufacturing, accounting and finance for Molex’s domestic and european operations. He received a B.A. degree in Biology and Chemistry from Lawrence University in Appleton, Wisconsin, and recieved an M.B.A. from Keller Graduate School of Management, in Chicago, Illinois. He also attended the Advanced Management Training Program with Harvard University and has experience in international sales, manufacturing, distribution, and finance.

Terry L. Persinger joined Mannatech in November 1999 to serve as our Executive Vice President, Chief Operating Officer, and a Class III Director. Mr. Persinger’s current term as Director expires in 2008. Mr. Persinger has served as our President since May 2000. From 1968 until his retirement in August 1999, he was employed by Goodyear Tire and Rubber Company (NYSE symbol GT), a publicly-traded company and international manufacturer of tires and rubber products. From January 1995 to August 1999, Mr. Persinger served as Goodyear’s Vice President and General Manager of Engineered Products. He received a B.S. in Chemical Engineering from the University of Cincinnati, in Cincinnati, Ohio, is a graduate of the PMD management program at Harvard University, and completed management training at Northwestern Kellogg School of Business, in Evanston, Illinois. Mr. Persinger is the brother-in-law of Mr. Donald W. Herndon, our Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Samuel L. Caster, our Chairman of the Board and Chief Executive Officer.

John W. Price joined Mannatech in September 2005 to serve as our President of International Operations. From 2003 to 2005, Mr. Price was President of Price Associates, a business consulting firm serving a broad range of clients including Herbalife International Inc. (NYSE symbol HLF), a global network-marketing company that sells weight management products, nutritional supplements, and personal care products. From 1997 to 2003, Mr. Price served as Herbalife’s Senior Vice President of Worldwide Administration, and served as its interim Chief Information Officer and a key executive to its President. From 1978 to 1995, Mr. Price served as Vice President of Human Resources for Eli Lilly & Company (NYSE symbol ELY), a pharmaceutical manufacturer. Mr. Price received a B.A. in Psychology and Naval Science from the University of Washington in Seattle, Washington, and received his M.B.A. in Marketing from the California Coast University in Santa Ana, California. He is a retired U.S. Navy Commander and an Eagle Scout who continues to serve on the Eagle Scout Board of Review. Mr. Price served from 2001 to 2005 as a Board Member of the Direct Selling Education Foundation.

Marlin Ray Robbins co-founded Mannatech and is a high-level independent associate. As of April 1, 2006, Mr. Robbins owned 7.6% of our common stock. Mr. Robbins has served as a Class I Director on our Board of Directors since June 2001. His current term as Director expires in 2006. From 1992 to 1995, Mr. Robbins served on the Board of Republic Bank/NCNB. Mr. Robbins also served as a member of the Grand Prairie Independent School District Board from 1991 to 1994 and also served as their President from 1993 to 1994. Mr. Robbins has over 25 years experience with various network-marketing and direct selling companies. He holds multiple positions in our global associates’ incentive network-marketing system and is considered an expert regarding issues and critical needs related to building the success of our independent associates. Mr. Robbins has published a book related to his experience as an associate entitled You Can Too. He also helped to develop our global associate career and compensation plan. Mr. Robbins received a B.S. degree in Biology and Chemistry from Southwest Texas State University in San Marcos, Texas.

Bettina S. Simon joined Mannatech in October 2001 to serve as General Counsel and Senior Vice President. She was appointed as our Corporate Secretary in November 2001. In November 2005, Ms. Simon was appointed as our Chief Legal Officer. From 1998 to 2000, Ms. Simon served as Vice President, General Counsel, and Corporate Secretary for Home Interiors and Gifts, Inc., a direct seller and manufacturer of home decorative accessory products. From 1995 to 1998, Ms. Simon was a partner with the law firm, Simon and Simon. From 1983 to 1995, Ms. Simon served as Assistant General Counsel and Assistant Secretary for Zale Corporation (NYSE symbol ZLC), a publicly-traded company and North America’s largest specialty retail jewelry chain. Ms. Simon received a B.F.A. degree, with honors in Journalism from Southern Methodist University in Dallas, Texas and a Juris Doctor from Southern Methodist University School of Law. She is a member of the State Bar of Texas, the American and Dallas Bar Associations, the American Corporate Secretary’s Society, and the Texas General Counsel Forum. Ms. Simon also serves on the Direct Selling Association’s Government Relations Committee.

Robert A. Sinnott, M.N.S., Ph.D. was hired as our new Chief Science Officer and Vice President of Research & Development. Dr. Sinnott succeeded Dr. McAnalley as Mannatech’s Chief Science Officer. Dr. Robert Sinnott brings over twelve years of experience in biotechnology to Mannatech and was a founder of Larrea BioSciences Corporation (OTC BB: LRRA DB). From 1997 to 2003, Dr. Sinnott was a founding team member and Chairman of Biotechnology and Agribusiness for the Arizona Agribusiness and Equine Sciences Center at South Mountain Community College. From 1993 to 1996, Dr. Sinnott founded and served as Research Director of Gaiaventures, Ltd., a scientific consulting firm. Dr. Sinnott earned his Bachelor of Science, Master of Natural Science and Ph.D. degree from Arizona State University located in Tempe, Arizona. During graduate school, Dr. Sinnott’s primary focus was plant medicinal chemistry and plant biotechnology, and his 1995 dissertation research focused on the aloe vera plant.

Cynthia L. Tysinger joined Mannatech in October 2000 to serve as our Vice President and Chief Information Officer. In June 2003, Ms. Tysinger was promoted to Senior Vice President. Ms. Tysinger also worked as an independent associate from March 1996 through September 2000. From May 1997 to October 2000, Ms. Tysinger served as the Director of Engineering Services for Technology Concepts and Design, Inc., a design, development, database management and engineering company. While employed by Technology Concepts and Design, Inc., she was a consultant to Mannatech and one of the lead system designers that developed our database website, www.GlycoScience.org. From July 1992 to May 1997, Ms. Tysinger served as the Program Control Manager for GTE Information Systems, a division of GTE Corp that was acquired by Verizon Corporation (NYSE symbol VZ), a publicly traded, global telecommunication company. Ms. Tysinger attended Northern Virginia Community College, in Fairfax, Virginia. She is a member of the Direct Selling Association’s Technology Council and a member of the CIO Oval Program, Forrester Research Group. Ms. Tysinger has over 20 years of experience in the information systems and Internet technologies fields including working in various management positions for SAIC, Hughes Aircraft, and for the United States Department of Defense.

Patricia A. Wier has served as a Class II Independent Director and Chairman of our Audit Committee since October 2003. Her current term as Director expires in 2007. Mrs. Wier owns Patricia Wier, Inc., which provides consulting services to various companies. Mrs. Wier served as President of Encyclopedia Britannica North American division from 1986 until her retirement in 1994. From 1991 until she retired in 2005, Mrs. Wier served on the Board of NICOR Inc., (NYSE symbol GAS), a publicly traded gas utility company, and served as Chairman of NICOR’s Audit Committee and as a member of NICOR’s Compensation Committee. Mrs. Weir received a B.A. in English Literature from the University of Missouri in Kansas City, Missouri and an M.B.A. in General Management from the University of Chicago in Chicago, Illinois. She is a life member of the Council of the Graduate School of Business at the University of Chicago and is a member of the Council of Regents for Lewis University. Mrs. Wier was a member of the Direct Selling Association from 1977 until 1994 and was inducted into the Direct Selling Association’s highest honor the “Hall of Fame”.

Classes of Our Board of Directors

Nine Board members serve on our Board of Directors, which is divided into three classes serving staggered three-year terms and expiring on the day of our Annual Shareholders’ Meeting. Five of our Directors are independent. The members of each of the classes and the expiration dates of their terms as of April 1, 2006 are as follows:

Class	Term Expiration	Directors
Class I	2006	Gerald E. Gilbert*, Marlin Ray Robbins, and Larry A. Jobe*(1)
Class II	2007	Samuel L. Caster#, J. Stanley Fredrick, and Patricia A. Wier*
Class III	2008	Dr. John S. Axford*, Terry L. Persinger#, and Alan D. Kennedy*

*	Independent Board Member

#	Executive Officer

(1)	Mr. Jobe was appointed by our Board of Directors on January 4, 2006 to fill a vacancy on our Board which was caused by the resignation of Donald A. Buchholz. In accordance with our Fourth Amended and Restated Bylaws, Mr. Jobe shall serve the unexpired tem of his predecessor, which such term will expire in 2006.

Our Board of Directors held 5 regular meetings and 8 special meetings during 2005. All of our Directors, except Donald A. Buchholz, attended at least 75% of the Board of Directors meetings. Donald A. Buchholz attended 68% of the Board of Directors meetings. Although we do not have a formal policy regarding attendance by Directors at our Annual Shareholders’ Meeting, we encourage and expect all of our Directors to attend our Annual Shareholders’ Meeting. All of our Directors attended our 2005 Annual Shareholders’ Meeting, which was held on June 13, 2005. We expect all of our Directors to attend our 2006 Annual Shareholders’ Meeting to be held on June 12, 2006.

Committees of Our Board of Directors

Our Board of Directors has six committees with various functions. All Committee members except Donald A. Buchholz, attended at least 75% of their Board and Committee meetings. Donald A. Buchholz attended 68% of the Board and Committee meetings, before resigning on January 4, 2006.

As of April 1, 2006, our Committee members included the following:

Director’s Name	Audit	Compensation and Stock Option Plan	Nominating and Governance	Qualified Legal Compliance	Science	Special Litigation
Number of meetings held during 2005	14	5	8	13	6	3
Non-Employee Independent Directors:
Dr. John S. Axford					C
Gerald E. Gilbert	X	X	C	C	X	C
Larry A. Jobe(3)	X	X				X
Alan D. Kennedy	X	C	X	X	X	X
Patricia A. Wier	C	X	X	X		X
Non-Employee Directors:
J. Stanley Fredrick(1)
Marlin Ray Robbins					X
Employee Directors:
Samuel L. Caster(2)					X
Terry L. Persinger					X

C	Committee Chairman
(1)	Lead Director of the Board of Directors.
(2)	Chairman of the Board of Directors since April 15, 2003.
(3)	On January 4, 2006, Mr. Jobe was elected by our Board of Directors to replace Donald A. Buchholz, who resigned.

The Committees and their functions are as follows:

1.	Audit Committee. Patricia A. Wier, Chairman, is designated as our Audit Committee financial expert, as defined in Item 401 of Regulation S-K under the Securities Exchange Act of 1934. Each of the Audit Committee members is independent as the term is defined in Rule 4200(a) (15) of the NASDAQ National Market listing standards. Our Audit Committee is primarily responsible for approving all services provided by our independent registered public accounting firm, reviewing our annual audit results, and meeting with our independent registered public accounting firm to periodically review our internal controls, internal control over financial reporting, and financial management practices. Our Audit Committee’s responsibilities are stated more fully in our amended and restated charter. The Audit Committee’s charter was amended on March 20, 2006, and published herein in Appendix B, as well as published on our website at www.mannatech.com. Our Audit Committee’s report, as required by the United States Securities and Exchange Commission rules, appears in this proxy statement on page 24.

2.	Compensation and Stock Option Plan Committee. Each of the four Compensation and Stock Option Plan Committee members is independent as is defined in Rule 4200 (a)(15) of the NASDAQ National Market listing standards. None of our executive officers is serving as a member of any board of directors or as a member of any other compensation committee for any other entity that has or has had one or more of their executive officers serving as a member of our Board of Directors or on our Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee is primarily responsible for establishing all compensation for our executive officers and Directors including salaries, bonuses, stock option grants, and stock option plan administration. Our Compensation and Stock Option Plan Committee’s responsibilities are stated more fully in our amended and revised charter, which is published on our website at www.mannatech.com. Our Compensation and Stock Option Plan Committee’s report, as required by the United States Securities and Exchange Commission rules, appears in this proxy statement on page 21.

3.	Nominating and Governance Committee. Our Nominating and Governance Committee is comprised of three Independent Directors. It is primarily responsible for reviewing and recommending nominees to our Board of Directors, developing plans regarding the size and composition of the Board, and developing management succession planning. Our Nominating and Governance Committee recommends a list of nominees to our Board of Directors based on several factors, which include but are not limited to the following:

•	the experience level, mix of skills and other business qualities a potential nominee may possess;

•	the general experience and skill levels of current Board members;

•	the status of the nominee as “independent” under the NASDAQ’s listing standards and the rules and regulations of the United States Securities and Exchange Commission;

•	the potential nominee’s experience with accounting rules and practices; and

•	the verification of background, work, and education of a potential nominee.

Except as set forth herein this proxy statement, there is no stated minimum criteria for Director nominees, although our Nominating and Governance Committee considers such other factors as it may deem in the best interests of our shareholders. Our Nominating and Governance Committee’s responsibilities are stated more fully in our charter which is published on our website at www.mannatech.com. For additional information on nominating nominees to our Board of Directors see “Shareholder Procedures for Nominating Board Members or Introducing Proposals, beginning on page 21 of this proxy statement.

4.	Qualified Legal Compliance Committee. Our Qualified Legal Compliance Committee is comprised of three independent Directors. It is primarily responsible for establishing and maintaining policies and procedures to handle and investigate complaints, including whistleblower or other confidential complaints. Our Qualified Legal Compliance Committee is also responsible for directing the investigation of complaints including advising our Board of Directors about the outcome of any complaints or any other legal matters. Our Qualified Legal Compliance Committee charter is published on our website at www.mannatech.com.

5.	Science Committee. Our Science Committee is comprised of various members with research and development backgrounds and is primarily responsible for overseeing all of our product development aspects and setting the overall direction of our product research and development.

6.	Special Litigation Committee. Our Special Litigation Committee is comprised of three independent Directors and was formed in 2005, as a result of shareholder derivative proceedings filed in 2005. The purpose of our Special Litigation Committee is to review and evaluate the derivative proceedings and to make a good faith determination concerning whether the continuation of such proceedings are in our best interests and the best interests of our shareholders.

Shareholder Communication with Our Board of Directors

We request that any shareholders interested in communicating directly with individual Directors or with our entire Board of Directors submit such correspondence in writing. We have set up a voice mail box in which voice messages can be left for the Board of Directors. The voice mail box telephone number is (972) 471-6512. To submit correspondence to the Board of Directors, fax such correspondence to (972) 471-5848 or send by email to BoardofDirectors@mannatech.com, or mail written correspondence to Mannatech, Incorporated, Attention CFO, “For Mannatech’s Board of Directors”, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. Upon receipt, a copy of such correspondence will be given to both the Chief Legal Officer and to Samuel Caster, our Chairman of the Board. All correspondence to specific Board members will be delivered directly to the individual Board member. Our Executive Officers and designated officials may be given access to such communications with our Board of Directors, except in instances in which the charters of our Committees require anonymity.

Compensation of Directors

During 2005, we compensated our non-employee members of our Board of Directors for serving and participating on our Board, for chairing Committees, and for attending our Board and Committee meetings. Compensation for our Directors for 2005 was as follows:

	Board Member	Audit	Compensation and Stock Option	Nominating and Governance	Qualified Legal Compliance	Science	Special Litigation
Chairman fee(1)	—	$20,000	$7,500	$7,500	$7,500	$20,000	$7,500
Lead Director fee (1)	$100,000	—	—	—	—	—	—
Director Retainer (1)	$35,000	—	—	—	—	—	—
In-person meeting fee(2)	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500
Telephonic meeting fee(3)	$500	$500	$ 500	$ 500	$ 500	$ 500	$ 500

(1)	The Chairman, Lead Director, and Director retainers are paid monthly during the calendar year.

(2)	In-person meeting fees are paid to all non-employee Directors, except the Lead Director. Although the Lead Director is not a member of any of the Boards’ Committees, the Lead Director will begin to receive in-person meeting fees for each Board or Committee meeting he attends beginning January 2006.

(3)	Telephonic meeting fees are paid to all non-employee Directors, except the Lead Director. Although the Lead Director is not a member of any of the Boards’ Committees, the Lead Director will begin to receive telephonic meeting fees for each Board or Committee meeting he attends beginning January 2006.

All Board members are reimbursed for any reasonable out-of-pocket travel expenses in connection with their travel to and attendance at any of our Board of Directors’ meetings or Committee meetings.

In addition to the meeting and retainer fees, we also provide an office and an executive assistant for Mr. Fredrick and Mr. Robbins, non-employee directors, which during 2005 was valued at approximately $30,000. In addition, we provide complimentary products to our independent Board of Directors.

On January 4, 2006, Mr. Donald A. Buchholz resigned as an independent director and as a result, our Board of Directors elected Larry A. Jobe to serve as a Director. On January 4, 2006, our Board of Directors granted Mr. Jobe 25,000 stock options that vest over two years and are exercisable at an exercise price of $12.23 per share. These options expire on the earlier of 90 days from his resignation from our Board of Directors or on January 3, 2016.

Our Board of Directors granted 2,000 stock options to each of our 5 independent Directors on April 7, 2005. These Directors included Dr. Axford, and Messrs. Buchholz, Gilbert and Kennedy, and Mrs. Wier. The exercise price of these stock options is $20.64, which was the fair market value of our stock at the close of business on the date of grant, April 7, 2005. These stock options vested on July 15, 2005 and expire on the earlier of 90 days after their resignation from our Board of Directors or on April 7, 2015.

Our Board of Directors also granted 2,141 stock options to each of our 5 independent Directors on July 15, 2005. These Directors included Dr. Axford, and Messrs. Buchholz, Gilbert and Kennedy, and Mrs. Wier. The exercise price of these stock options is $17.05, which was the fair market value of our stock at the close of business on the date of grant, July 15, 2005. These stock options immediately vested and expire on the earlier of 90 days after their resignation from our Board of Directors or on July 14, 2015.

Our Board of Directors also granted 8,026 stock options to Mr. Kennedy and Dr. Axford on June 13, 2005 for re-election to our Board of Directors. The exercise price of these stock options is $17.05, which was the fair market value on the date of grant. The stock options vest over 2 years and expire on the earlier of 90 days after their resignation from our Board of Directors or on June 12, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in their beneficial ownership of our common stock with the United States Securities and Exchange Commission. Such persons are required by the United States Securities and Exchange Commission’s regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports or written representations furnished to us that no other reports were required, we believe that during the year ended December 31, 2005, all of our Executive Officers, Directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for the following:

•	Gerald E. Gilbert, Alan D. Kennedy, Donald A. Buchholz, John Stewart Axford, and Patricia A. Wier each filed a late Form 4 related to the reporting of stock options granted to them in April 2005;

•	John Stewart Axford filed a late Form 4 related to reporting exercising of stock options in July 2005; and

•	Jeff Bourgoyne filed a late Form 4 related to reporting the exercise of stock options in November 2005.

Code of Ethics

In order to help promote the highest levels of business ethics, our Board of Directors adopted a Code of Ethics for our Executive Officers and Directors in 2003. The Code of Ethics is published on our website at www.mannatech.com. Any change in or waiver from and the grounds for such change or waiver of our Code of Ethics shall be promptly disclosed by publishing such change or waiver on our corporate website – www.mannatech.com. Our Code of Ethics applies to all of our Executive Officers and Directors. Our Code of Ethics was designed to ensure that our business is conducted in a consistent legal and ethical manner and sets forth guidelines for all areas of professional conduct, including conflicts of interest, employment policies, protection of confidential information, and fiduciary duties.

EXECUTIVE COMPENSATION AND SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and the four most highly compensated Executive Officers (collectively, the “Named Executive Officers”) for the years ended December 31, 2005, 2004 and 2003.

Name and principal position	Year	Annual Compensation			Long-term compensation awards	All other compensation(1)
		Salary	Bonus	Other annual compensation	Number of shares underlying options granted
Samuel L. Caster(2)	2005	$600,000	$165,000	$61,893(3)	—	$ —
Chairman of the Board and Chief Executive Officer	2004	$624,359	$362,200	$18,248(4)	—	$ —
	2003	$586,813	$240,000	$17,453(5)	200,000	$ —
Terry L. Persinger	2005	$357,000	$98,175	$11,816(6)	—	$ 6,866
Member of our Board of Directors,	2004	$361,379	$148,580	$11,824(7)	—	$3,183,110(9)
President, and Chief Operating Officer	2003	$332,527	$136,000	$13,479(8)	—	$ 56,261(10)
Stephen D. Fenstermacher	2005	$259,283	$64,821	$ 6,778(11)	—	$ 6,881
Chief Financial Officer and	2004	$256,115	$154,880	$ 7,517(12)	—	$ 3,204
Senior Vice President	2003	$234,725	$85,996	$ 6,944(12)	—	$ —
Bettina S. Simon	2005	$240,000	$129,002	$ 7,335(13)	—	$ 274,297(16)
Chief Legal Officer, Senior Vice President,	2004	$214,293	$71,013	$ 8,788(14)	—	$ 48,545(17)
and Corporate Secretary	2003	$195,604	$56,933	$ 8,515(15)	—	$ 3,000
Cynthia L. Tysinger	2005	$220,000	$49,500	$ 9,550(18)	—	$ 6,346
Chief Information Officer and Senior Vice President	2004	$228,635	$78,114	$10,068(19)	—	$ 3,427
	2003	$215,165	$58,672	$ 8,283(20)	—	$ 3,046

(1)	Where not otherwise indicated, amounts represent our matching contribution to our 401(K) plan.

(2)	On March 5, 2002, Mr. Caster was appointed as our Chairman of the Board. On April 15, 2003, Mr. Caster was elected as our Chief Executive Officer.

(3)	Represents $13,416 for auto lease payments and $48,477 for travel expenses on behalf of Mr. Caster.

(4)	Represents $11,696 for auto lease payments and $6,552 for travel expenses on behalf of Mr. Caster.

(5)	Represents $10,477 for auto lease payments and $6,976 for travel expenses on behalf of Mr. Caster.

(6)	Represents $9,401 for auto lease payments and $2,415 for travel expenses on behalf of Mr. Persinger.

(7)	Represents $11,214 for auto lease payments and $610 for travel expenses on behalf of Mr. Persinger.

(8)	Represents $10,359 for auto lease payments and $3,120 for travel expenses on behalf of Mr. Persinger.

(9)	Represents $3,387 for Mannatech’s matching 401(K) plan contribution and $3,179,723 in compensation charged to Mr. Persinger related to exercising and selling 190,000 of his stock options in 2004.

(10)	Represents $3,008 for Mannatech’s matching 401(K) plan contribution and $53,253 in compensation charged to Mr. Persinger related to exercising and selling 10,000 of his stock options in 2003.

(11)	Represents $6,302 for auto lease payments and $476 for travel expenses on behalf of Mr. Fenstermacher.

(12)	Represents auto lease payments paid for Mr. Fenstermacher.

(13)	Represents $7,165 for auto lease payments and $170 for travel expenses on behalf of Ms. Simon.

(14)	Represents auto lease payments paid for Ms. Simon.

(15)	Represents $8,137 for auto lease payments and $378 for travel expenses on behalf of Ms. Simon.

(16)	Represents $6,923 for Mannatech’s matching 401(K) plan contribution and $267,374 in compensation charged to Ms. Simon related to exercising and selling 45,000 of her stock options in 2005.

(17)	Represents $3,231 for Mannatech’s matching 401(K) plan contribution and $45,314 in compensation charged to Ms. Simon related to exercising and selling 5,000 of her stock options in 2004.

(18)	Represents $7,260 for auto lease payments and $2,290 for travel expenses on behalf of Ms. Tysinger.

(19)	Represents $8,580 for auto lease payments and $1,488 for travel expenses on behalf of Ms. Tysinger.

(20)	Represents $6,960 for auto lease payments and $1,323 for travel expenses on behalf of Ms. Tysinger.

Stock Options Granted in the Last Fiscal Year

There were no options granted to our Named Executive Officers during our fiscal year ended December 31, 2005.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning the exercise of stock options held by our Named Executive Officers during the year ended December 31, 2005:

Named Executive Officer	Shares acquired on exercise	Value Realized (000’s)	Number of shares underlying Unexercised options at 12/31/05		Value of unexercised in-the-money options at 12/31/05 (1) (000’s)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Samuel L. Caster	—	$—	120,000	80,000	$ 674	$449
Terry L. Persinger	—	$—	200,000	—	$2,227	$—
Stephen D. Fenstermacher	—	$—	250,000	—	$1,987	$—
Bettina S. Simon	45,000	$573	—	—	$ —	$—
Cynthia L. Tysinger	—	$—	50,000	—	$ 575	$—

(1)	Based on the closing price of $13.81 per share of our common stock on the NASDAQ National Market on December 31, 2005, less the per share exercise price multiplied by the number of stock options.

Executive Employment Agreements

In November 2004, we extended our employment agreement with Mr. Terry L. Persinger, Chief Operating Officer, President, and board member, to December 31, 2006. The employment agreement specifies an annual salary and provides that either party can cancel the agreement. If we cancel the employment agreement without cause, we are required to pay his annual salary for the remaining duration of the agreement. Mr. Persinger is also furnished a leased vehicle and is eligible to participate in all employee benefits available to our other executives. In November 2005, we increased Mr. Persinger’s annual salary beginning in January 2006, from $357,000 to $372,000.

In October 2002, we entered into a written employment agreement with Mr. Samuel L. Caster which expired on December 31, 2005. As a result, we entered into a new two-year employment agreement with Mr. Caster in November 2005. Pursuant to the terms of the new employment agreement, we agreed to increase Mr. Caster’s annual salary from $600,000 to $660,000. Mr. Caster is also furnished a leased vehicle and is eligible to participate in all employee benefits available to our other executives. We are obligated to pay Mr. Caster any unused but accrued vacation, and the greater of one-year annual salary or the remainder of his agreement, except in the case of resignation, death, incapacitation, or termination with cause.

In August 2005, we entered into a two-year employment agreement with Mr. John W. Price, President of International Operations. Pursuant to the terms of the employment agreement, we agreed to grant Mr. Price 25,000 common stock options, pay relocation expenses of approximately $30,000, furnish a leased vehicle, pay an annual salary of $240,000 and allow participation in all employee benefits available to our other executives. If we terminate his employment without cause or do not renew his employment agreement or do not give notice of non-renewal on or before the one-year anniversary of this agreement, we will be obligated to pay Mr. Price his base salary for twelve months following the last date of employment.

In November 2005, we entered into a two-year employment agreement with Ms. Bettina S. Simon, Chief Legal Officer and Senior Vice President. Pursuant to the terms of her employment agreement, we agreed to pay Ms. Simon an annual salary of $300,000, furnish a leased vehicle, and allow participation in all employee benefits available to our other executives. We are obligated to pay Ms. Simon any unused but accrued vacation and the greater of one-year annual salary or the remainder of her agreement, except in the case of resignation, death, incapacitation, or termination with cause.

Management Bonus Plan

Our Executive Officers and certain other officers are eligible to receive bonuses in addition to their base salaries. Our Compensation and Stock Option Plan Committee is responsible for reviewing and approving all of our Company’s bonuses. Under our existing Management Bonus Plan, Executive Officers can earn an annual bonus for obtaining specific personalized goals and achieving certain consolidated financial results, which are certified by our independent registered public accounting firm. Any earned bonuses are paid by March 15th of the following year. For fiscal 2005, we declared an aggregate cash bonus of $0.9 million under our Management Bonus Plan, which was paid on March 10, 2006.

Equity Compensation Plan Information

Our 1997 Stock Option Plan was adopted by our Board of Directors and approved by our shareholders on May 14, 1997. Our 1998 Incentive Stock Option Plan was adopted by our Board of Directors, approved by our shareholders on April 8, 1998, and amended on September 4, 1998 to increase the number of shares reserved for issuance from 500,000 to 1,000,000 shares. Our 2000 Stock Option Plan was adopted by our Board of Directors and approved by our shareholders on June 19, 2000. All three of our stock option plans were further amended and restated effective August 7, 2003, to amend certain provisions of the plans for recent regulatory changes. Our stock option plans are intended to encourage investment by our officers, employees, and non-employee Directors in shares of our common stock so they will have an increased vested interest in and greater concern for our welfare.

Options granted under our 1997 and 2000 stock option plans may be either incentive stock options or options that do not qualify for treatment as incentive stock options under Section 422 of the United States Internal Revenue Code of 1986. Options granted under our 1998 Incentive Stock Option Plan may only be granted to our employees.

Incentive stock options may be granted under our stock option plans to any person who is either an employee or Director, or any parent or subsidiary that may exist in the future. The exercise price of incentive stock options must equal the approximate fair market value of a share of its common stock on the date of grant. Stock options granted to persons owning more than 5% of our stock are required to be issued at an exercise price of at least 110% of the fair market value of the price of our stock on the date of grant and can be issued for a term not to exceed five years.

Our stock option plans may be canceled by our Board of Directors at any time without the approval of our shareholders. Material amendments to our stock option plans require approval by our shareholders as required by the marketplace rules of the NASDAQ National Market. Our Board of Directors may not take any action without the approval of our shareholders that affects options previously granted under our stock option plans.

The following table sets forth information regarding our common stock that may be issued upon the exercise of stock options, warrants, and other rights granted to employees, consultants, or Directors under all of our existing equity compensation plans as of December 31, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the far left column)
Equity compensation plans approved by shareholders	1,236,536	$6.09	435,704
Equity compensation plans not approved by shareholders	—	$ —	—

Total	1,236,536	$6.09	435,704

Our Compensation and Stock Option Plan Committee has full and final authority in their discretion, subject to provisions of our stock option plans, to determine, among other things:

•	the individuals to whom options shall be granted;

•	whether the option granted shall be an incentive stock option or a non-qualified stock option;

•	the number of shares of common stock covered by each option;

•	the time or times at which options will be granted;

•	the option vesting schedule;

•	the exercise price of the option;

•	the duration of the options granted;

•	whether to prescribe, amend and rescind rules or regulations relating to our stock option plans;

•	whether to accelerate or defer (with the consent of the optionee) the exercise date of any option; and

•	whether to authorize any person to execute on our behalf any instrument required to effectuate the grant of an option previously granted by our Board of Directors.

401(K) Plan

On May 9, 1997, we adopted a 401(K) Pre-tax Savings Plan. All employees who have been employed by us for at least 90 days at the beginning of a quarter and are at least 21 years of age are eligible to participate in our 401(K) Plan. During 2005, employees were allowed to contribute to our 401(K) Plan up to the maximum annual limit, as statutorily prescribed, of their current annual compensation. For 2005, we made regular matching contributions to our 401(K) Plan in the amount of $0.50 for each $1.00 contributed by a participating employee up to a maximum of 6% of the participant’s annual salary. The 401(K) Plan also provides that we can make profit-sharing contributions to our 401(K) Plan each year based upon our profit. We did not make any profit-sharing contributions in 2005. Employee contributions and our matching contributions are paid to a corporate trustee and are invested as directed by the participating employee. Our contribution to our 401(K) Plan vests over five years, or earlier if the participating employee retires at age 65, becomes disabled, or dies. Payments to participating employees may be made in the case of financial hardship, and distributions may be made in a lump sum. Our 401(K) Plan is intended to qualify under Section 401of the United States Internal Revenue Code of 1986, so that contributions made by employees or by us to our 401(K) Plan, and income earned on these contributions, are not taxable to our employees until withdrawn from the 401(K) Plan.

Compensation and Stock Option Plan Committee Interlocks and Insider Participation

None of our executive officers is a member of any other company’s board of directors, or serves as a member of any other company’s compensation committee that has or has had one or more executive officers serving as a member of our Board of Directors or our Compensation and Stock Option Plan Committee.

WITH RESPECT TO ANY FUTURE FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION INTO WHICH THIS PROXY STATEMENT IS INCORPORATED BY REFERENCE, THE FOLLOWING MATERIAL UNDER THE HEADINGS “REPORT OF OUR COMPENSATION AND STOCK OPTION PLAN COMMITTEE,” “REPORT OF OUR AUDIT COMMITTEE” AND “PERFORMANCE GRAPH” SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF OUR COMPENSATION AND STOCK OPTION PLAN COMMITTEE

Our Report of our Compensation and Stock Option Plan Committee summarizes our executive compensation policies, and the basis for the compensation paid to our Executive Officers, including Mr. Samuel L. Caster, our Chief Executive Officer during the year ended December 31, 2005.

Compensation policy. Our policy with respect to our executive compensation is designed to:

•	adequately and fairly compensate our Executive Officers in relation to their responsibilities, capabilities and contributions to our Company in a manner that is commensurate with compensation paid by other similarly-sized companies or other companies within the same industry; and

•	reward our Executive Officers for their achievement of short-term operating goals and the enhancement of long-term value.

Components of compensation. The primary components of compensation paid to our Executive Officers and the relationship of such components of compensation to our performance are discussed below:

(a)	Base salary. During each year our Compensation and Stock Option Plan Committee reviews the base salaries of our Executive Officers to ensure their salaries are reasonable based upon a number of factors. These factors include our performance (to the extent such performance can fairly be attributed or related to each Executive Officer’s performance), as well as the nature of each Executive Officer’s responsibilities, capabilities, loyalties, and contributions. Our Compensation and Stock Option Plan Committee believes the base salaries of our Executive Officers are reasonable in relation to executive compensation practices of other similarly-sized companies or other companies within the same industry.

(b)	Bonus. Each of our Executive Officers is eligible to participate in our Management Bonus Plan. Our bonus plan is based on our Company achieving certain performance goals and achieving consolidated financial results, which are certified by our independent registered public accounting firm. Bonuses earned by our Executive Officers are reviewed and approved by our Compensation and Stock Option Plan Committee and paid by March 15th of the following year. For fiscal year 2005, we declared an aggregate cash bonus of $0.9 million which was paid on March 10, 2006.

(c)	All other annual compensation. We maintain certain other plans and arrangements for the benefit of our Executive Officers and other members of our management, including participation in our 401(K) plan, payment of travel expenses, and enrollment in health, life, automobile, and long-term disability insurance. All of our Vice Presidents are paid monthly auto allowances of $500. In addition, Senior or Executive Vice Presidents and above are either paid an auto allowance of at least $1,000 or provided with a company-leased vehicle. Our Compensation and Stock Option Plan Committee believes these benefits are reasonable in relation to executive compensation practices of other similarly-sized companies or other companies within the same industry.

(d)	Long-term compensation. We maintain stock option plans to reward our executives and employees for the attainment of certain goals or events. Stock option grants are reviewed and approved by our Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee believes these long-term compensation arrangements are reasonable in relation to executive compensation practices of other similarly-sized companies or other companies within the same industry.

2005 Chief Executive Officer’s Compensation. As previously described, our Compensation and Stock Option Plan Committee considers several factors in determining our Chief Executive Officer’s compensation package. The primary factors focus on preset performance goals and our financial performance. Specific actions taken by our Compensation and Stock Option Plan Committee regarding Mr. Caster’s compensation paid in 2005 are summarized below:

(a)	Base salary. Mr. Caster’s base salary was based on a number of factors including the Company’s overall performance, attainment of personal performance goals, and achievement of our budgeted consolidated financial results, as well as the nature of Mr. Caster’s responsibilities, capabilities, loyalties, and contributions to our performance. For fiscal year 2005, Mr. Caster’s base salary was $600,000 per annum. We increased Mr. Caster’s salary to $660,000 per annum in 2006.

(b)	Bonus. Mr. Caster participated in our Management Bonus Plan. Our bonus plan is based upon the attainment of certain performance goals and certain consolidated financial results, which are certified by our independent registered public accounting firm. For fiscal year 2005, we declared a cash bonus of $165,000 for Mr. Caster, which was paid on March 10, 2006.

(c)	All other annual compensation. Mr. Caster, as well as all other executive officers, may participate in our 401(K) plan; however, during 2005, Mr. Caster did not participate in our 401(K) Plan. Mr. Caster was also provided with a company leased vehicle, reimbursed for certain personal travel expenses, and enrolled in health, life, automobile, and disability insurance.

(d)	Long-term compensation. None.

$1 Million Pay Deductibility Cap. Under Section 162(m) of the United States Internal Revenue Code, public companies are precluded from receiving a tax deduction on compensation paid to any of their executive officers whose compensation exceeds $1 million, unless the compensation is excluded from the $1 million limit as a result of being classified as performance-based compensation. At this time, our executive officers’ cash compensation levels have not exceeded the $1 million limit, and our Compensation and Stock Option Plan Committee does not anticipate exceeding this limit in the near future. Nonetheless, our Compensation and Stock Option Plan Committee annually reviews all of our executive officers’ compensation in light of Section 162(m).

Conclusion. Our Compensation and Stock Option Plan Committee believes the concepts discussed above further our shareholders’ interests and encourage responsible management by our executive officers. Notwithstanding, our Compensation and Stock Option Plan Committee will regularly monitor and consider the effect of executive compensation on our shareholders’ interests. The factors set forth above, reports from the various Committees of our Board of Directors, and information compiled by various independent consultants are used in determining the total compensation paid to or on behalf of our executive officers.

The Compensation and Stock Option Plan Committee

        Alan D. Kennedy, Chairman

        Gerald E. Gilbert

        Larry A. Jobe

        Patricia A. Wier

Performance Graph

The graph below depicts our common stock price as an index, assuming $100.00 was invested on February 16, 1999, the date of our initial public offering, along with the composite prices of companies listed in the S&P Midcap Index and our peer group. R.R. Donnelley Financial Services has provided us with this information. The comparisons in the graph are required by regulations of the United States Securities and Exchange Commission and are not intended to forecast or be indicative of the possible future performance of our common stock. The publicly-traded companies in our peer group are Schiff Nutrition International, Inc. (NYSE Symbol WNI), Herbalife International Inc. (NYSE Symbol HLF) Nature’s Sunshine Products, Inc. (NYSE Symbol NATR.PK), USANA Health Sciences Inc.(NADSAQ Symbol USNA), and Nu Skin Enterprises Inc. (NYSE Symbol NUS).

*	Assumes $100 invested on February 16, 1999 in stock or index including reinvestment of dividends for the years ended December 31, 1999, 2000, 2001, 2002, 2003, 2004, and 2005.

Measurement Period	Mannatech	S&P Midcap Index	Peer Group Index
February 16, 1999	$100.00	$100.00	$100.00
December 31, 1999	$23.06	$125.97	$44.82
December 31, 2000	$5.56	$148.02	$27.24
December 31, 2001	$12.53	$147.12	$43.67
December 31, 2002	$7.20	$125.77	$60.45
December 31, 2003	$48.40	$170.57	$109.88
December 31, 2004	$86.30	$198.68	$156.37
December 30, 2005	$64.19	$223.63	$171.58

REPORT OF OUR AUDIT COMMITTEE

The purpose of our Audit Committee is to assist our Board of Directors in overseeing our financial reporting, internal controls, and audit functions. Mrs. Patricia A. Wier has been the Chairman since October 2003 and is designated as the financial expert of our Audit Committee, as determined by our Board of Directors. In addition to Mrs. Wier, the Audit Committee is comprised of Messrs. Gerald E. Gilbert, Alan D. Kennedy, and Larry A. Jobe. All of these members are independent as the term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Our Audit Committee operates under a written charter adopted by our Audit Committee and our Board of Directors. Our Audit Committee reviews and addresses the adequacy of our charter on an annual basis. On March 20, 2006, the Audit Committee separated its Charter from its Qualified Legal Compliance Committee. See the Amended Audit Committee Charter dated March 20, 2006, herein in Appendix B and published on our corporate website www. mannatech.com.

We are responsible for the preparation of our consolidated financial statements, our systems of internal controls, and our internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with generally accepted auditing standards of the United States of America. The activities of our Audit Committee are in no way designed to supersede or alter our responsibilities or the responsibilities of our independent registered public accounting firm. Our Audit Committee assists our Board of Directors in fulfilling our responsibilities for oversight of the quality and integrity of our accounting, auditing, and reporting practices, and such other duties as directed by our Board of Directors. Our Audit Committees’ role does not provide any special assurances with regard to our consolidated financial statements, nor does it involve a professional evaluation of the quality of our audits performed by our independent registered public accounting firm. To strengthen our Audit Committee’s ability to assist our Board of Directors, our Audit Committee formed a subcommittee called the Disclosure Committee. The Disclosure Committee is comprised of 16 high level employee officers who report to our Audit Committee and our Chief Executive Officer and Chief Financial Officer. Our Disclosure Committee is responsible for reviewing all of our filings with the United States Securities and Exchange Commission. Our Audit Committee has furnished our Board of Directors with the following report:

The Audit Committee has reviewed and discussed with the Company’s management their consolidated audited financial statements as of and for the year ended December 31, 2005, and the certification process required by the Sarbanes-Oxley Act of 2002. The Company has represented to our Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. Our Audit Committee has also discussed the following with our independent registered public accounting firm: (1) the auditor’s responsibilities, (2) any significant issues arising during the audit, and (3) other matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Communications with Audit Committees.” Our Audit Committee received the written disclosures and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended. Our Audit Committee has discussed with the independent registered public accounting firm the accounting firm’s independence from management. In addition, our Audit Committee discussed the adequacy of our disclosure controls and internal control over financial reporting with our independent registered public accounting firm and management.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors, and the Board subsequently approved, that the year-end audited consolidated financial statements be included in Mannatech’s 2005 Annual Report on its Form 10-K for the year ended December 31, 2005 for filing with the United States Securities and Exchange Commission.

The Audit Committee

        Patricia A. Wier, Chairman

        Gerald E. Gilbert

        Larry A. Jobe

        Alan D. Kennedy

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 1, 2006 by (a) each person known by us to beneficially own 5% or more of our outstanding shares of common stock, (b) each of our Directors and the “Named Executive Officers,” and (C) all of our current Directors and Executive Officers as a group.

Name of Directors and Executive Officers	Beneficial Ownership(1)
	Total	% of class outstanding(2)
Samuel L. Caster(3) (4)	5,583,116	20.5%
J. Stanley Fredrick(4)	3,150,000	11.6%
Marlin Ray Robbins(4)	2,033,330	7.4%
Stephen D. Fenstermacher(5)	252,000	0.9%
Terry L. Persinger(6)	210,000	0.7%
Alan D. Kennedy(7)	57,816	0.2%
Cynthia L. Tysinger(8)	50,625	0.1%
Gerald E. Gilbert(9)	50,474	0.1%
Patricia A. Wier(10)	25,807	0.1%
Bettina S. Simon	20,000	*
Steven W. Lemme(11)	14,500	*
Larry A. Jobe(12)	13,333	*
Dr. John S. Axford(13)	6,816	*
John W. Price	—	*
Dr. Robert A. Sinnott	—	*
All 15 Executive Officers and Directors as a group(14)	11,467,817	41.6%

*	Owns less than 1%

(1)	The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(2)	Shares of our common stock subject to stock options, warrants or any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of April 1, 2006 are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity.

(3)	Includes 120,000 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

(4)	Messrs. Caster, Fredrick, and Robbins each beneficially own more than 5% of our stock and maintain offices at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

(5)	Includes 250,000 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

(6)	Includes 200,000 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

(7)	Includes 22,816 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

(8)	Includes 50,000 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

(9)	Includes 37,474 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

(10)	Includes 20,807 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

(11)	Includes 10,000 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

(12)	Includes 8,333 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

(13)	Includes 6,816 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

(14)	Includes 726,246 shares of our common stock subject to stock options exercisable within 60 days of April 1, 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Receivables due from Affiliates

On February 17, 1999, we signed 5 separate notes receivable agreements with 5 shareholders who were also affiliates of our Company. The notes with installments were due annually through February 17, 2004. In 2001, we agreed to modify the terms of the note receivable with Mr. Charles Fioretti as part of his separation and release agreement. Mr. Fioretti is our former Chairman and Chief Executive Officer. Under the terms of the modified agreement dated June 4, 2001, Mr. Fioretti’s remaining principal balance of $127,000 continued to accrue interest and was due on the earlier of February 17, 2011, or 13 days after the date in which Mr. Fioretti no longer owned at least 100,000 shares of our common stock. During 2005, Mr. Fioretti owned less than 100,000 shares of our stock and as a result, the note became due and was classified as a current asset. We believe the note is collectible and are negotiating with Mr. Fioretti to pay the remaining principal and interest related to his note, which as of December 31, 2005 was approximately $153,000.

Agreement with a Director

In November 2003, we entered into a Lock-Up Agreement whereby we agreed to pay Mr. J. Stanley Fredrick, our Lead Director on our Board of Directors and a major shareholder, $185,000 per year for his agreement not to sell his shares unless approved by the Board of Directors. In June 2004, our Board of Directors authorized Mr. Fredrick to sell up to 350,000 shares of his stock and as a result, during 2004, Mr. Fredrick sold 350,000 shares of his common stock. As of April 1, 2006, Mr. Fredrick continues to hold 3,150,000 shares of our common stock.

In November 2003, we also agreed to pay Mr. Fredrick $100,000 annually to act as our Lead Director for our Board of Directors. During 2005, we paid Mr. Fredrick $100,000 related to this agreement.

In January 2006, we also began paying Mr. Fredrick director meeting fees associated with attending our Board of Directors and Committee meetings.

Agreement with Fredrick Media, LLC

On November 16, 2005, we entered into a consulting services agreement with Fredrick Media, LLC, which is owned by Mr. Landen Fredrick, son of Mr. J. Stanley Fredrick. Pursuant to the Consulting Agreement, we agreed to pay approximately $0.2 million to Fredrick Media LLC for various consulting services, including consulting related to the development of our website.

Clinical Studies with St. George’s Hospital

On June 4, 2002, Dr. John Axford was elected to our Board of Directors and currently serves as the Chairman of our Science Committee. We paid Dr. Axford $30,000 during 2005 related to certain research and development consulting fees.

St. George’s Hospital & Medical School is located in London, England where Dr. Axford is the principal investigator in certain clinical trials. In October 2002, we signed a three-year agreement with St. George’s Hospital & Medical School, the employer of Dr. Axford, to fund a grant for $148,000 for a clinical trial. In June 2004, we signed a second three-year agreement with St. George’s Hospital & Medical School to fund research costs totaling approximately $0.7 million related to another clinical study involving one of our products. During 2005, we paid St. George’s Hospital & Medical School $0.2 million related to these two clinical studies.

Transactions involving our Chairman and Chief Executive Officer

Mr. Caster founded MannaRelief in 1999 and since then has served as its Chairman. Defined under the Internal Revenue Code, MannaRelief is a 501(c)(3) charitable organization that provides services for children. Donald Herndon, who serves as our Vice President of Field Services, also serves on MannaRelief’s Board. Mr. Herndon is the brother-in-law of Mr. Caster and is also the brother-in-law of Terry L. Persinger, who serves as our President and Chief Operating Officer and as a member of our Board of Directors. During 2005, we made cash contributions to MannaRelief, sold certain of our products to MannaRelief at cost plus shipping and handling charges, and shipped the products purchased by MannaRelief to its chosen recipients. In addition, our employees and consultants periodically volunteer to work on various fund raising projects and events for MannaRelief at no cost to MannaRelief. For the year ended December 31, 2005, we sold products to MannaRelief at cost plus shipping and handling of approximately $1.4 million. At December 31, 2005, we had recorded a receivable due from MannaRelief for purchases of our products totaling $0.3 million. We approved cash contributions of approximately $0.4 million for 2005. At December 31, 2005, $0.1 million remained unpaid. We also approved an annual donation of approximately $0.6 million to MannaRelief payable in 2006.

Certain Transactions with Marlin Ray Robbins

Mr. Marlin Ray Robbins is a member of our Board of Directors and major shareholder. Mr. Ray Robbins also holds multiple positions in our associate global downline network marketing system, four of which related to the cancellation of an agreement between Mr. Robbins and us in June 1999. We pay commissions and incentives to our associates for product sales and downline growth. We paid commissions to Ray Robbins totaling $3.1 million in 2005. In addition, Kevin Robbins and his wife Dawn Robbins, who are also our associates and the son and daughter-in-law of Mr. Ray Robbins, were paid associate commissions of approximately $0.3 million in 2005. All commissions paid to Ray Robbins and his immediate family members were paid in accordance with our global associate career and compensation plan.

Certain Transactions with Dr. Bill H. McAnalley

On August 7, 2005, the two-year employment agreement with Dr. Bill McAnalley, who served as our Chief Science Officer, expired. As a result, we entered into a Release Agreement and a one-year Consulting Agreement, in which we are required to pay Dr. McAnalley a total of $0.9 million. As of December 31, 2005, we paid Dr. McAnalley $0.4 million in connection with services provided under this Consulting Agreement.

In August 2003, we entered into a Royalty Agreement with Dr. McAnalley. We agreed to pay Dr. McAnalley the greater of his annual royalties or an annual executive bonus while employed by us. Under this agreement, Dr. McAnalley was paid an annual royalty of three tenths of one percent (0.003) of the calculated incremental net products sold per year. This Royalty Agreement ended in August 2005, when Dr. McAnalley’s employment agreement expired. For the year ended December 31, 2005, we paid Dr. McAnalley $0.3 million related to this Royalty Agreement, when this agreement ended.

In August 2003, we also entered into a Long-Term Post-Employment Royalty Agreement with Dr. McAnalley, pursuant to which we were required to pay Dr. McAnalley or his heirs’ royalties for 10 years, beginning September 2005 through September 2015. Quarterly payments related to this Long-Term Post-Employment Royalty Agreement are based on certain applicable annual global product sales, by us, in excess of $105.4 million. At the time we entered into this Long-Term Post-Employment Royalty Agreement, it was considered a post-employment benefit, and we were required to measure and accrue the present value of the estimated future royalty payments related to the post-employment royalty benefit and recognize it over the life of Dr. McAnalley’s employment agreement. As of December 31, 2005, we accrued $3.9 million related to this Royalty Agreement, of which $0.5 million was currently due at December 31, 2005.

OTHER MATTERS

Our Board of Directors does not know of any other matters that are to be presented for action at our 2006 Annual Shareholders’ Meeting. However, if any other matters properly come before our 2006 Annual Shareholders’ Meeting or any adjournments or postponements thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION AVAILABLE

ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF OUR 2005 ANNUAL SHAREHOLDERS’ REPORT WHICH INCLUDES CERTAIN INFORMATION THAT WAS CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K. OUR ANNUAL SHAREHOLDERS’ REPORT AND OUR ANNUAL REPORT ON FORM 10-K DO NOT FORM ANY PART OF THE MATERIALS FOR THE SOLICITATION OF PROXIES. OUR FORM 10-K CAN BE VIEWED ON OUR CORPORATE WEBSITE AT WWW.MANNATECH.COM OR UPON WRITTEN REQUEST BY ANY SHAREHOLDER.

2007 ANNUAL SHAREHOLDERS’ MEETING INFORMATION

We expect to hold our next Annual Shareholders’ Meeting on or about June 11, 2007 and our proxy materials in connection with this meeting are expected to be mailed on or before May 10, 2007.

FORWARD-LOOKING STATEMENTS

Certain disclosures and analysis in this proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain events, risks, and uncertainties that may be outside our control. Forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Similarly, descriptions of our objectives, strategies, plans, goals, targets, or other statements other than statements of historical fact contained herein are also considered forward-looking statements. All of these statements are based on assumptions that are subject to change and other risks. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in our business are set forth in our filings with the United States Securities and Exchange Commission. Estimates of future financial or operating performance provided by us are based on existing market conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of our international operations, our ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

By order of our Board of Directors,

Samuel L. Caster
Chairman of the Board and Chief Executive Officer

Dated: April 28, 2006

Appendix A

MANNATECH, INCORPORATED

FREQUENTLY ASKED QUESTIONS

Our Board of Directors urges all shareholders to read all of the information included in our proxy materials provided to them. As a courtesy, our Board of Directors is providing each shareholder with the following list of frequently asked questions in hopes of eliminating some of the more commonly asked questions and keeping our shareholders informed of the various policies and procedures that must be followed for our 2006 Annual Shareholders’ Meeting.

1. What information is contained in these materials?

The information in our proxy statement contains information about our proposals, background information about our Board nominees, and compensation of our Officers and Board of Directors. In addition, the materials include our 2005 shareholders’ annual report, Form 10-K, Proxy Statement, and a proxy-voting card, which provides shareholders instructions on how to cast their vote.

2. What is the difference between a proxy-voting card and a ballot?

A proxy-voting card is mailed to a shareholder. The proxy-voting card gives specific instructions on how to cast a vote by mail, telephone, or the Internet. The instructions on the proxy-voting card are different depending on whether the shareholder owns shares directly or owns shares through a broker. Shareholders should be sure to read and follow all of the instructions in their packets to ensure their votes are counted. Ballots will be handed out at our 2006 Annual Shareholders’ Meeting to shareholders of record who own shares on the close of business on May 4, 2006.

3. What shares owned by a shareholder can be voted either by proxy or at the annual meeting?

All shares owned by a shareholder directly or as a beneficial owner as of the record date may be voted by the shareholder prior to the meeting using the proxy-voting card. At our 2006 Annual Shareholders’ Meeting, shareholders who directly own their shares will be verified and given a ballot card. At the meeting, beneficial owners of record will be verified by having a power of attorney form from their broker which allows them to vote at the meeting. If a shareholder does not have this information from their broker, our transfer agent will not be able to count such shareholder’s vote because the broker may have already cast a vote on their behalf. We strongly recommend that shareholders read the back of their proxy-voting cards prior to our 2006 Annual Shareholders’ Meeting to understand how to cast their vote at the meeting. A shareholder’s broker can usually mail or fax a shareholder any necessary paperwork prior to the meeting.

4. What is the difference between direct ownership and beneficial ownership?

A shareholder has DIRECT OWNERSHIP over our shares if such shareholder directly holds the stock certificates in their own name. This is evidenced by the shareholder receiving all mailings directly from either us, or our transfer agent, Computershare.

A shareholder has BENEFICIAL OWNERSHIP over our shares if such shareholder has delivered our stock certificates to a broker or purchased shares through a broker and receives all of our mailings either from a broker or through a solicitor, which is usually ADP Proxy Services. As a beneficial owner, the shareholder still owns our shares, but our transfer agent does not have individual shareholders’ names from the brokers. The only information our transfer agent has about shareholders owning stock through their broker is the aggregated total number of shares each broker holds on behalf of its clients.

5. What does it mean if a shareholder receives more than one proxy-voting card?

If a shareholder receives more than one proxy-voting card, the shareholder’s shares are registered with different names or the shareholder has more than one account in which it holds shares of our stock. Each proxy-voting card may have different instructions, telephone numbers, or email addresses so a shareholder should be sure to read all instructions on the back of each proxy-voting card.

6. How is voting different for direct holders versus beneficial owners?

Our transfer agent has the names of the shareholders who directly hold shares of our stock, but it does not have any detailed information such as the individual names of shareholders who own shares held through their brokers. Only the individual brokers have the detailed information about each shareholder’s beneficial ownership or individuals who own our stock through their brokerage group. Each brokerage group is responsible for reporting their shareholders’ votes to our transfer agent and for providing all mailings to our shareholders who own stock through their brokerage firm. Each brokerage group also has its own set of instructions on how to cast a vote with such brokerage firm using their proxy-voting card.

7. Can a shareholder change their proxy vote?

Both direct shareholders and beneficial shareholders can revoke their proxy-vote prior to our 2006 Annual Shareholders’ Meeting. Attendance at our 2006 Annual Shareholders’ Meeting will not in itself constitute a revocation of a shareholder’s proxy-vote. Generally, shareholders may revoke their proxy-vote by submitting a new proxy-vote with a later date or by voting in person at our Annual Shareholders’ Meeting. A shareholder should contact the customer service department listed within the information packet received to obtain specific instructions on how to revoke their proxy-vote. Specific instructions on how to revoke a proxy-vote may be different depending on if a shareholder is a direct shareholder or a beneficial shareholder.

Each set of instructions should include the shareholder’s account number and the solicitor’s telephone number and email address. Our transfer agent will only count the verified proxy-votes received from each shareholder and brokerage firm with the latest date. Each share of our stock represents one vote. A shareholder should contact the customer service telephone number provided to them in their shareholder information packet if they are unsure or have any questions. Telephone numbers may be different depending on whether a shareholder is a direct shareholder or a beneficial shareholder. The telephone numbers may also be different if a shareholder holds shares at different brokerage firms.

8. How can a shareholder attend our 2006 Annual Shareholders’ Meeting?

The 2006 Annual Shareholders’ Meeting will be held on June 12, 2006 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center in Grapevine, Texas. Shareholders will be admitted upon check-in and verification of stock ownership. No cameras or recording equipment will be permitted in the meeting room as we will be taping the meeting in its entirety.

9. Where can a shareholder find the voting results of our 2006 annual meeting?

We will announce preliminary voting results of our 2006 Annual Shareholders’ Meeting in a press release and will publish final voting results in our quarterly report on Form 10-Q for the second quarter of 2006. Our Form 10-Q is expected to be filed with the United States Securities Exchange Commission (“SEC”) on or before August 9, 2006.

10. Can a shareholder have someone else cast a vote for them at our shareholders’ meeting?

In order to have someone else cast their vote, a shareholder must provide the person with whom such shareholder would like to cast their vote a power of attorney form. This person is called a shareholder designee (“designee”). A valid power of attorney form must be notarized and contain the following:

•	the date;

•	the full name of the designee;

•	the number of shares held by the shareholder to be voted by the designee;

•	the nature and extent of the authority granted to the designee;

•	the expiration date that terminates the designee’s rights to cast a shareholder’s vote on their behalf; and

•	the shareholder’s signature.

The original power of attorney form must be attached to the ballot that is turned in by the designee. If the original shareholder is a beneficial owner, the original shareholder must also provide the proper documentation from their broker to the designee, which would allow the original shareholder to vote and attend the meeting. The designee should then attach all of the original form(s) to the ballot to be turned in at our 2006 Annual Shareholders’ Meeting.

The designee must complete a separate ballot and attach the original power of attorney form and/or the proper documentation from the broker (only if the shares are held through a broker) and must sign each ballot as the designee for each shareholder.

11. How can a shareholder vote against some or all of the nominees for our Board of Directors?

To vote against some or all of our Board nominees, a shareholder should check the WITHHOLD boxes next to the name of each of the applicable nominees on the proxy-voting card or ballot.

12. How can a shareholder write-in a nominee for our Board of Directors?

A shareholder CANNOT write-in additional nominees on their proxy-voting card when voting by mail, telephone, or the Internet. A shareholder can ONLY write-in the names of additional nominees they wish to vote for on the ballot at our 2006 annual shareholder meeting.

To write-in a nominee on the ballot, the shareholder should check each of the “WITHHOLD” boxes next to the nominee names for which the shareholder desires to vote against. The shareholder should then write-in its nominee(s) in the blank provided. A shareholder can only write-in as many nominees as such shareholder voted against. For example, if there were a total of three nominees listed on the ballot and a shareholder withheld a vote for two of the three nominees, two additional nominees may be written in.

13. How can a shareholder recommend that a person be listed on the ballot as a nominee?

Shareholder recommendations for nominee(s) for the Board of Directors should have been submitted to our CFO by December 28, 2005 so that our Board of Directors could have considered such persons for nomination at our 2006 Annual Shareholders’ Meeting. Nominee recommendations should include a candidate’s name, age, biographical information, and qualifications. Our CFO forwards the list of nominees to the Nominating and Governance Committee of our Board of Directors. Our Nominating and Governance Committee reviews all of the nominees and recommends a list of nominees to our Board of Directors. Our Board of Directors then votes on the nominees. Only the nominees approved by our Board of Directors will be listed on our ballot, proxy-voting card and in our proxy statement on Schedule 14A, which is expected to be filed with the SEC on or before April 28, 2006. To submit recommendations for a nominee to our Board of Directors at our 2007 Annual Shareholder Meeting, a shareholder should submit in writing the nominees information to our CFO by December 31, 2006. The nomination should be either faxed to (972) 471-5848 or mailed to our CFO at Mannatech, Incorporated, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

14. How are the votes counted?

Representatives from our transfer agent, Computershare, will be responsible for tabulating all of the votes for our 2006 Annual Shareholders’ Meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding, as of the record date, is necessary to have a quorum for our 2006 Annual Shareholders’ Meeting. Abstentions and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when brokers or nominees return a properly executed proxy but do not vote on a particular matter because they have no discretionary power to vote and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon.

In tabulating the votes, if a proxy-vote or ballot is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will be counted as a vote “FOR” each of the proposals.

For Proposal 1 - the election of our Board of Directors, assuming that a quorum is present, the three nominees receiving the highest number of “FOR” votes from the shares presented in person, represented by proxy-votes and cast at our 2006 Annual Shareholders’ Meeting in person or by proxy-vote will be elected as Directors. Because Proposal 1 is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 1.

For Proposal 2 - the ratification of the appointment of our independent registered public accounting firm. “ABSTENTIONS” will be counted as a vote “against” this proposal. The ratification of appointment of our independent registered public accounting firm requires a “FOR” vote from a majority of shares present in person or represented by proxy-votes entitled to vote at our 2006 Annual Shareholders’ Meeting. Because Proposal 2 is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of Proposal 2.

15. What should a shareholder do if they never received their proxy materials or if the proxy materials have been lost?

If a shareholder owns shares directly and did not receive their proxy-voting card or voting materials, or if proxy-voting card and/or proxy materials has been lost or stolen, the shareholder can call Computershare’s customer service telephone number at (877) 498-8861. Computershare’s customer service will verify that the shareholder was a direct shareholder holding shares on the close of business on May 4, 2006. Once verified, Computershare will mail, email, or fax the information packet and provide the shareholder with instructions on how to cast their vote by mail, telephone, or the Internet.

If a shareholder is a beneficial shareholder, meaning the shareholder owns their shares through a broker, they should contact their broker’s customer service department. The broker should verify that they are a shareholder on the close of business on May 4, 2006 and give them specific instructions on obtaining a new proxy-voting card and information packet and how to cast a vote. Anyone can view our 2006 proxy statement by logging onto our corporate website www.mannatech.com.

Appendix B

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF MANNATECH, INCORPORATED

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Mannatech, Incorporated, a Texas corporation (the “Company”).

I. PURPOSE

The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent accountant’s qualifications and independence and (4) the performance of the Company’s internal audit function; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) appoint, retain, compensate, evaluate and terminate the Company’s independent auditors; (d) approve audit and non-audit services to be performed by the independent auditors; and (e) perform such other functions as the Board may from time to time assign to the Committee including overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent auditors, the internal auditors and management of the Company.

II. COMPOSITION

The Committee shall be composed of at least three, but not more than five, members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the SEC and the Nasdaq Stock Market. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities and shall serve as the “audit committee financial expert.” Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant and the manager of the internal audit.

Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and the Nasdaq Stock Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation and Stock Option Plan Committee, as applicable, in addition to all other benefits that other directors of the Company receive.

III. MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent accountants, internal accountants or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal accountants and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company’s investment bankers, investor relations professionals and financial analysts who follow the Company.

IV. COMMITTEE RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.	Oversight of the Financial Reporting Processes

1.	In consultation with the independent accountants and the internal accountants, review the integrity of the Company’s financial reporting processes, both internal and external.

2.	Review and approve all related-party transactions.

3.	Consider the independent accountant’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

4.	Annually review with management, and separately with the independent accountants, major issues regarding the Company’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies and any audit problems or difficulties.

5.	Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

6.	Meet at least annually with the chief financial officer, the internal accountants and the independent accountants in separate executive sessions.

7.	Review all analyst reports and press articles about the Company’s accounting and disclosure practices and principles.

8.	Review all analyses prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principle (“GAAP”) methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

9.	Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

10.	Establish and conduct procedures for the receipt, retention and treatment of complaints from the employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

11.	Discuss with management the policies with respect to risk assessment and risk management. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company’s risk exposure.

12.	Meet separately with management to discuss accounting and auditing related issues.

13.	Prepare regular reports to the Board on all matters within the scope of the Committee’s functions.

B.	Review of Documents and Reports

1.	Review and discuss with management and the independent accountants the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountants and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

2.	Review and discuss with management and the independent accountants earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

3.	Review the regular internal reports to management prepared by the internal accountants and management’s response thereto.

4.	Review reports from management, the internal accountants and the independent accountants on the Company’s subsidiaries and affiliates, compliance with the Company’s code(s) of conduct, applicable law and insider and related party transactions.

5.	Review with management and the independent accountants any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

7.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

8.	Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountants.

C.	Independent Accountant Matters

1.	Interview and retain the Company’s independent accountants, considering the accounting firm’s independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent accountants.

2.	Meet with the independent accountants and the Company’s financial management to review the scope of the proposed external audit for the current year.

3.	On an annual basis, the Committee shall evaluate the independent accountant’s qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountants to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountant’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues and (c) all relationships the independent accountants have with the Company and relevant third parties to determine the impact, if any of such relationships on the independence of the independent accountants. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also consulting, legal, information technology services and other professional services rendered by the independent accountants and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, possibly, the Independence Standards Board and the Public Company Accounting Oversight Board) and shall approve in advance any nonaudit services to be provided by the independent accountants.

4.	Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent accountants and the senior members of the external audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent accountants.

5.	Review the performance of the independent accountants and terminate the independent accountants when circumstances warrant.

6.	Establish and periodically review hiring policies for employees or former employees of the independent accountants.

7.	Review with the independent accountants any problems or difficulties the accountants may have encountered and any “management” or “internal control” letter provided by the independent accountants and the Company’s response to that letter. Such review should include:

(a)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b)	any accounting adjustments that were proposed by the independent accountants that were not agreed to by the Company;

(c)	communications between the independent accountants and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

(d)	any changes required in the planned scope of the internal audit; and

(e)	the responsibilities, budget and staffing of the Company’s internal audit function.

8.	Communicate with the independent accountants regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the Nasdaq Stock Market may direct by rule or regulation.

9.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

10.	Oversee the relationship with the independent accountants by discussing with the independent accountants the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountants have full access to the Committee (and the Board) to report on any and all appropriate matters.

11.	Discuss with the independent accountants prior to the audit the general planning and staffing of the audit.

12.	Obtain a representation from the independent accountants that Section 10A of the Securities Exchange Act of 1934 has been followed.

13.	Pre-approve all audit services and permissible non-audit services as set forth in Section 10A(i) of the Securities Exchange Act of 1934.

D.	Internal Audit Control Matters

1.	Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Following completion of the annual external audit, review separately with each of management, the independent accountants and the internal accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.	Review with the independent accountants, the internal accountants and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

4.	Review the procedures that the Company has implemented regarding compliance with the Company’s code of conduct.

5.	Establish procedures for the receipt, retention and treatment of accounting or auditing complaints and concerns and anonymous submissions from employees and others regarding questionable accounting or auditing matters.

6.	Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

7.	Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent accountant for purposes of rendering the Company’s financial statements materially misleading.

E.	Evaluation of Internal Accountants

1.	Review activities, organizational structure and qualifications of the internal accountants. Meet separately and periodically with the internal auditing department.

2.	Review and concur in the appointment, replacement, reassignment or dismissal of the manager of internal auditing.

3.	Consider and review with management and the manager of internal auditing:

(a)	significant internal audit findings during the year and management’s responses thereto;

(b)	any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal accountants’ work or access to required information;

(c)	the annual internal accountants’ audit plan and any significant changes thereto;

(d)	the internal accountants’ budget and staffing; and

(e)	The internal accountants’ compliance with the appropriate standards of The Institute of Internal Accountants’ Standards for the Professional Practice of Internal Auditing.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

V. ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI. INVESTIGATIONS AND STUDIES

The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise and assist the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII. MISCELLANEOUS

The Company shall give appropriate funding, as determined by the Committee, for the payment of (i) compensation to the outside legal, accounting or other advisors employed by the Committee and (ii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Audit Committee and approved by the Board of Directors on March 9, 2004.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

This proxy when properly executed will be voted in the manner directed herein. If no box is marked or no direction is made, this proxy will be voted FOR the election of all directors and FOR Proposal 2.

A	Election of Directors

1. Election of Class I Directors.

	For	Withhold

01 - Marlin Ray Robbins	☐	☐

02 - Gerald E. Gilbert	☐	☐

03 - Larry A. Jobe	☐	☐

B	Issues

Our Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratification of the appointment of Grant Thornton LLP as its Independent Registered Public Accounting Firm.	☐	☐	☐

Mark this box with an X to discontinue Annual Report Mailing for this Account.		☐			Mark this box with an X if you have made comments below.	☐

Mark this box with an X if you plan to attend the Annual Meeting.		☐			__________________________________________ __________________________________________ __________________________________________

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

0 0 9 1 5 2 1	1 U P X	C O Y

2006 Common Stock Proxy - Mannatech, Incorporated

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

FOR OUR 2006 ANNUAL SHAREHOLDERS’ MEETING TO BE HELD ON JUNE 12, 2006, AT 9:00 a.m. CENTRAL DAYLIGHT TIME, AT THE GRAPEVINE CONVENTION CENTER, 1209 SOUTH MAIN STREET, GRAPEVINE, TEXAS.

PATRICIA WIER, with power of substitution is hereby appointed proxy to vote, as specified, all shares of common stock, which the shareholder(s) named on the reverse side is entitled to vote at the above 2006 Annual Shareholders’ Meeting or at any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the meeting.

Please mark, sign and date on the reverse side of this proxy-voting card, and mail promptly in the enclosed postage-paid envelope or follow the instructions on the reverse side to vote electronically. If you vote electronically via the Internet or over the telephone you do not have to mail this proxy-voting card.

Annual Shareholders’ Meeting

June 12, 2006

9:00 a.m.

Grapevine Convention Center

1209 South Main Street

Grapevine, Texas

Dear Shareholder:

Mannatech encourages you to take advantage of the new and convenient ways by which you can vote your shares. You can vote your shares by mail, telephone or through the Internet. If voting by telephone or the Internet you do not need to return this proxy-voting card.

To mail in your vote, mark, sign and date this proxy-voting card and mail in the pre-paid mailing envelope.

To vote over the Internet:

•	Log onto the Internet and go to the web site WWW.COMPUTERSHARE.COM/EXPRESSVOTE

To vote by telephone:

•	On a touch-tone telephone call 1-800-652-VOTE (8683) 24-hours a day, 7 days a week.

After completing one of the steps above, follow the applicable instructions to complete your vote electronically via the Internet or over the telephone. Your electronic vote via the Internet or over the telephone authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy-voting card. If your choose to vote your shares electronically, you do not need to mail back your proxy-voting card. Regardless of what method you vote you may still attend our 2006 Annual Shareholders’ Meeting and/or revoke your proxy vote and vote at the meeting.

Your vote is very important. Thank you for voting.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:00 p.m., Central Time, on June 11, 2006.

THANK YOU FOR VOTING